Post-Qualification Preliminary Offering Circular Amendment No. 6

File No. 024-12283

Part II – Offering Circular

Cardone Non Accredited Fund, LLC

(the “Company”)

Preliminary Offering Circular dated August 24, 2026

We are offering a total of 749,750 Class A Units (“Units,” “Class A Units,” “Interests,” or “Class A Interests”) at $100 per Unit (the “Offering.”) Our Offering began on September 30, 2023. Through July 17, 2026 the Company has issued 479,761 Class A units. We are restricting our offering to U.S. Citizens, U.S. Residents, and legal entities who are considered “United States Persons” within the meaning of 7701(a)(30) of the Internal Revenue Code and who are not subject to backup withholding. The Company may require investors to certify for their U.S. status and lack of backup withholding status in order to become a member, and investors who become subject to backup withholding may be subject to transfer restrictions or forced transfers under the Operating Agreement. A purchaser shall, upon acceptance by the Manager of their Subscriptions, become a Class A member (“Member”) in the Company.

The Company has already raised its minimum offering amount of $5,000,000 (“Minimum Offering”). The minimum investment requirement from any Subscriber is $5,000. Subscription funds may remain in the Company’s segregated subscription account for up to 180 days from the first date of deposit.

The Company’s primary assets are, and are expected to be, indirect investments in real estate which we believe are structured so as to provide the Company with the same economic experience as a direct investment in real estate. The Company’s primary business is investing in multifamily property or commercial properties (through single purpose entities “SPE”s) through limited liability companies (“Cardone Members LLC’s”) which are set up and operated by the Company’s Manager. Each Cardone Member LLC will be a Member-Managed LLC with up to three potential Members: Grant Cardone (the owner and CEO of the Company's Manager), the Company, and another Cardone Equity Fund (“CEF”) which has raised money from accredited investors pursuant to Rule 506(c) of Regulation D and is exclusively managed by the Company’s Manager. The proportionate interests and distribution rights of these three persons will be the same as the proportionate capital contribution each makes to the Cardone Member LLC. All decisions regarding the operation of a Cardone Member LLC and its underlying property are ultimately made by Grant Cardone (the Manager of the Company’s Manager), with day to day operations overseen by the Company’s Manager and its Affiliates. No Management Fees are charged at the Cardone Member LLC level.

We have elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Funds will be used for investing in real estate assets throughout the United States as well as for working capital. The Company intends to invest capital from the proceeds of this Offering for the first three (3) years. Thereafter, the Company will hold and, eventually, sell the assets purchased. The Company may reinvest proceeds from assets sold or refinanced. At, or around, the eighth year of operations, the Manager will begin to attempt to sell, refinance, or otherwise dispose of properties in order to return the Capital Contributions of the Class A Members (as defined in the Company’s Operating Agreement), with an aim to sell all the properties by year ten. Potential investors should note that the Operating Agreement does not compel the Manager to sell all the properties by year ten, and thus, there is a risk that an investor may remain in the Company indefinitely, although that is not the intention of the Manager as stated herein. The Manager may, at its discretion, sell the properties to, among other potential purchasers, an affiliated third-party within the expected time frame.

Unless terminated by the Manager earlier, this Offering terminates one year after the qualification of this Post-Effective Amendment. The Manager may extend this Offering in its sole discretion, at which time the Manager will file the appropriate Offering Circular for qualification with the Commission. Each extension will be for no more than one year, and the Offering shall not be extended for longer than the period allowed by Rule 251(d)(3)(i)(F) (which requires Regulation A offerings to end three years after the initial qualification date of the offering unless a new offering statement has been filed). No commissions will be paid for the sale of the Units offered by the Company.

Class A Interests (Unit)	Price to Investors	Sellers’ Commissions	Proceeds to the Company
Per Unit or Interest	$100	$0.00	$100
Amount Sold as of July 17, 2026	$47,976,059	$0.00	$47,976,059
Maximum Dollar Amount	$74,975,000	$0.00	$74,975,000

No public market currently exists for our Interests. The Company will be managed by Cardone Capital LLC, (the “Manager”) a Delaware limited liability company, which is managed by Grant Cardone. Purchasers of our Interests qualified hereunder may be unable to sell their securities because there may not be a public market for our securities. In addition, the transfer of Interests must be approved by the Manager and may only take place if certain conditions set forth in the Company’s Operating Agreement are satisfied. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment and should expect to remain in the Company for a minimum of ten (10) years. Potential investors should note that there is a risk that the Company may not sell its properties and investments by year ten, although that is not the intention of the Manager.

The Company has been formed to invest in various real estate assets throughout the United States. The Company has invested in three multifamily properties located in Florida, and the Manager continues to search for properties located in the Sunbelt, but the Company will not limit itself geographically. The Company may invest in properties that are income producing; in other words, those properties that will produce positive cash flow immediately upon, or soon after, acquisition. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add, and, thus, may not produce positive cash flow immediately. It is expected that the Company will focus on Class A and B multifamily properties, but will also, under certain circumstances, consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

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The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act (the “JOBS Act”) as it is an issuer that had total annual gross revenues of less than $1.235 billion during its most recently completed fiscal year. Since the Company is an emerging growth company certain Risk Factors include:

•	We are an emerging growth company with a limited operating history.

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Subscribers will have no control in the Company and will not have any voting rights on any matters required or permitted to be voted on by the Members. The Manager or its affiliates will manage the day-to-day operations of the Company, and will hold the Class B Units, which are the only Units with the right to vote upon matters which require approval of the Members under the Operating Agreement or under Delaware Law.

•	We will require additional financing, such as bank loans, outside of this offering in order for the operations to be successful.

•	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

By purchasing Interests, Subscribers are bound by the dispute resolution provisions contained in our Company Operating Agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis. The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

See the section entitled “RISK FACTORS” for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

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INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE RELATED TO CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to “we,” “our,” “us,” “the Company,” “Cardone Non Accredited Fund, LLC,” and “CNAF,” refer to Cardone Non Accredited Fund, LLC and its subsidiaries.

We were formed on January 31, 2022 and commenced operations on June 17, 2024.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Offering Circular.

•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Distributions from the properties and distributions to the Class A unitholders began in July 2024. Since our inception through December 31, 2025, the Cardone Member LLCs have distributed $3,272,843 to the Company from operating revenues. As of December 31, 2025, the Company had distributed all distributable cash to the Class A Members. As of June 30, 2026, we have made total distributions of $4,468,957 to the Class A interest holders and no distributions to the Class B Interest Holders. We have already covered the costs associated with beginning to operate our company, marketing expenses, and investment and acquisition related costs. We intend on using most of the additional proceeds from this Offering for investment in properties, but there will be other expenses and acquisition costs such as title insurance, professional fees and taxes. We do not have the ability to quantify future expenses as they will all depend on size of deal, price, and place and whether procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc.

We intend on engaging in the following activities:

1. The Company’s primary focus is to invest in multifamily properties that will produce income and/or appreciate over the hold period, but will also, under certain circumstances, consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties. The properties are selected based on criteria that includes positive cash flow at purchase, good location, and a purchase price that is less than replacement cost. Positive cash flow means positive monthly income after all expenses, including interest expense, operating expenses and taxes, and maintenance reserves are paid. Properties with positive cash flow are frequently referred to as “income-producing” properties. The properties are then managed by a combination of Cardone Real Estate Acquisitions, LLC, an affiliate of the Manager, working with one or more well-established third-party property management companies during the holding period to maximize the appreciation for the investors.

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2. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add properties, and, thus, may not produce positive cash flow immediately. Nonetheless, the potential investments should have the likelihood to appreciate in value over the hold period.

3. The Company may also invest in any opportunity our Manager sees fit within the confines of the marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, the Company may invest in properties or make other real estate investments that relate to varying property types including office, retail, and industrial properties. Such property types will likely be operating properties rather than properties under development.

4. The Company may elect to enter into a joint venture or co-investment agreements with other real estate developers or investors, including an affiliate of the Manager.

In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on leveraging our properties with debt equal to no more than 80% of the total value of our real estate assets. However, the amount of debt placed on an individual property may be more than 80% of the value of such property. While our Manager or its affiliates may act as guarantors for some or all of our debts, the principal and interest payments on all Company debts will be paid by the Company.

The Company has made investments in three multifamily properties. Please see our “DESCRIPTION OF BUSINESS.” We believe we have already raised adequate capital to operate for the next 12 months.

FREQUENTLY ASKED QUESTIONS

Q: What is Cardone Non Accredited Fund, LLC (CNAF)?

A: Cardone Non Accredited Fund, LLC is a recently formed company created for the specific purpose of identifying and purchasing a portfolio of real estate assets. The Company has been formed to invest in various real estate assets throughout the United States. The Company may invest in properties that are income producing; in other words, those properties that will produce positive cash flow immediately upon, or soon after, the Company invests. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add, and, thus, may not produce positive cash flow immediately. It is expected that the Company will focus on Class A and B multifamily properties but may also consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

The Company intends to invest in properties that will appreciate in value over the expected hold period. It is expected that the investments will appreciate over time due to superior locations, quality property management, and increased net operating income.

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Q: How will Cardone Non Accredited Fund, LLC identify properties?

A: The Manager and its affiliates will search for properties using traditional methods of using brokers in the markets where the Manager believes there are opportunities. The Manager and its affiliates will also pursue properties through proprietary relationships with other owners and sponsors to invest in properties acquired off market.

Q: What kind of return may be expected by a Member?

A: The Company’s intent is to pay 80% (eighty percent) of the Distributable Cash to Class A Members at least annually in accordance with their pro rata Membership Interest in the Company. Newly issued Units will receive a share of the distribution corresponding to the number of days those Units have been issued at the time of the Distribution. Note that our Manager has discretion to pay more than 80% of the Distributable Cash to Class A Members within any given distribution period. If our Manager does this, it may pay less than 80% of Distributable Cash to Class A Members in some later period to restore the 80%/20% split of total Distributable Cash between Class A and Class B Members. However, in no case will the Company have paid more than 20% of its total Distributable Cash to the Class B Members. (See the “SUMMARY OF OPERATING AGREEMENT” for more information.)

Q: What is the minimum investment amount allowed?

A: $5,000.

Q: Who may invest?

A: The Interests will be available to any U.S. Person who is not subject to backup withholding; generally speaking, however, the Manager reserves the right to reject any subscription they wish. Further, investors will not be allowed to invest more than the greater of 10% of their net worth or their net income.

Q: Where can I buy Class A Interests?

A: All Interests will be available for purchase at cardonecapital.com.

Q: Who is the Manager?

A: The Manager is Cardone Capital LLC which is controlled by Grant Cardone. Grant Cardone is a real estate entrepreneur, author, sales trainer, and speaker. He has worked with Fortune 100 companies such as Google, Wells Fargo, and Ford. The Manager currently manages approximately $5.5 billion in real estate assets. Prior performance of real estate investments may be found in the section entitled “PRIOR PERFORMANCE.” For more info on Mr. Cardone and other Members of our Manager, please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

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Q: How can I sell my Interests?

A: Generally speaking, the Interests will not be readily transferrable. There is no market for our Interests, nor is one expected to develop. If a Member finds a willing buyer, that buyer must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. The Buyer and Seller must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the transfer. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager (which must include the signature of the transferor bearing a Medallion Signature Guarantee stamp) and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Investors should consider investing for a minimum of ten (10) years as disposition of the Interests will be difficult, if not impossible.

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per Unit purchased in this offering. However, if the Manager finds that selling the Interests is difficult, it may later enlist the services of a licensed broker-dealer to assist with the sales of the Interests, in which case sales commission will be paid by the Company or the Investors, as disclosed in an amended Offering Circular.

Q: Do you have a redemption program?

A: No. While our Operating Agreement provides that the Manager may buyout Class A Members at in certain limited circumstances, and also permits us to adopt a Redemption Program at the discretion of our manager, we do not currently have a redemption program and have no intention of adopting one.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account, and (6) custodian requirements associated with your account. You should note that an investment in our Class A Interests will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRS Code”).

It is the Company’s understanding that IRA and Roth IRA investments can be made through self-directed accounts which are not managed by the Company, and that Members will most likely will be charged fees by the custodians to manage any self-directed account. These fees will need to be paid by the investor and are not considered an expense of the Company.

Q: Is there any minimum initial offering amount required to be sold?

A: The Company has already raised the minimum of $5,000,000 it undertook to raise prior to using funds to pay Company expenses, invest in properties, or for working capital.

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Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;
•	a semi-annual report;
•	current event reports for specified material events within ten business days of their occurrence;
•	supplements to the offering circular if we have material information to disclose to you; and
•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov.

Q: What is a real estate investment trust (REIT)?

A: A REIT is an entity which generally pays distributions to investors of at least 90% of its annual ordinary taxable income and is able to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “IRS Code”). Being qualified as a REIT generally allows the entity to deduct for the dividends it pays such that it is not subject to U.S. federal corporate income taxes on the net income that is distributed to its Members or shareholders. This treatment substantially eliminates the “double taxation” (taxation at both the corporate and shareholder levels) that generally results from investments in a corporation.

This offering circular refers to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We will elect to be treated as a REIT for U.S. federal income tax purposes.

Q: When will I get my detailed tax information?

A: Your 1099-Div tax information, will be provided by January 31st of the year following each taxable year.

Q: Who can help answer my questions about the offering?

Please contact:

Investor Relations

Cardone Capital LLC

18851 NE 29th Avenue

Suite 1000

Aventura, FL 33180

Investor Support: (833) 822-7435

Investor Relations: (305) 407-0276

Email: invest@Cardonecapital.com

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,235,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,235,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1.235 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are significantly dependent on Grant Cardone. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a partial loss or return of your investment.

The Company’s investment in properties and the attainment of new investors is significantly dependent on Grant Cardone. We expect that our investor base will be largely drawn from Mr. Cardone’s exposure on social media and on media content delivered over the Manager’s website. Mr. Cardone implemented the Company’s strategy to identify and invest in multifamily properties which has resulted in the success of his prior real estate investments. It would be difficult to replace Grant Cardone at such an early stage of development of the Company. Mr. Cardone has built a qualified team of individuals that manage the marketing, business operations, property management, acquisitions and dispositions of assets while maintaining Mr. Cardone’s investment strategy. In the event of Mr. Cardone’s departure from the Company, it may be difficult to attain new investors or invest in properties, but the current management team would be able to manage the Company’s assets until a such time as an exit would occur. Should the Company be unable to replace Grant Cardone it may be required to cease pursuing business opportunities, which may result in a partial loss or return of your investment.

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This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering Circular, we have not identified the assets we expect to invest in and because our Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to the Company’s competitors.

Our Manager will have complete control over the Company and will therefore make all decisions over which Members will have no control.

Cardone Capital LLC, our Manager, will make all decisions relating to the business, operations, and strategy, without input by the Members. Such decisions may include purchase and sale decisions regarding the assets, the appointment of other officers, managers, vendors and whether to enter into material transactions with related parties.

Our Manager and/or its principles or employees may be accused of misconduct, which could expose us to significant reputational harm.

We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors are of critical importance. If our Manager or its employees or affiliates were to be accused of illegal or suspicious activities, even if those allegations are false or unsubstantiated, we may suffer serious harm to our reputation, financial position, relationships with key persons and companies in the real estate market, and our ability to attract new investors. We or our Manager could also be subject to regulatory investigations by government entities, which (if publicly known) could further harm our reputation, even if the allegations being invested are later shown to be false or unsubstantiated.

Our business often requires that we deal with confidential information. If employees of our sponsor were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

Units are sold under the registration exemption provided by Regulation A, and if it were later determined that such an exemption was not available, purchasers may be entitled to rescind their purchase agreements.

If the sale of Units does not qualify for an exemption, the investors might have the right to rescind their purchase of Units. Since compliance with the Regulation A exemption is highly technical, it is possible that if an investor were to seek rescission, such investor would succeed. If a number of investors were to be successful in seeking rescission, the Company would face severe financial demands that could adversely affect the Company and, thus, the non-rescinding investors. Inasmuch as the basis for relying on exemptions is factual, depending on the Company’s conduct and the conduct of persons contacting prospective investors and making the Offering, the Company will not receive a legal opinion to the effect that this Offering is exempt from registration under any federal or state law. Instead, the Company will rely on the operative facts as documented as the Company’s basis for such exemptions.

An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. The Company intends to operate for a period of ten (10) years. Potential investors should note that the Operating Agreement does not compel the Manager to sell all the properties by year ten, and thus, there is a risk that an investor may remain in the Company indefinitely, although that is not the intention of the Manager as stated herein. Therefore, you should expect to keep your investment in Class A Interests for a period of at least ten (10) years.

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You may not receive Distributable Cash on predictable schedule and may never receive any Distributable Cash.

Distributions will only be available to the extent there is cash flow from rentals and other operations of the properties and other investments in excess of Company expenses. Therefore, there can be no assurance as to when or whether there will be any Cash Distributions from the Company to the Members.

Risks Related to the Real Estate Business

The profitability of the properties is uncertain.

We intend to invest in properties selectively. Investment in properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, interest, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

Due to substantial influxes of capital investment and competition for properties, the real estate we invest in may not appreciate or may decrease in value.

The real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate and the strength in the economy, may result in inflated purchase prices for such assets. To the extent we invest in real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

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A multifamily or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and the eventual price at which we may be able to sell the properties, and thus affect the amount of distributions we can make to you.

If we invest in commercial real estate, we will depend on commercial real estate tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

If we invest in commercial real estate, we will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we invest into lease on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

Competition and any increased affordability of single-family homes could limit our ability to lease our apartments or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The multifamily industry is highly competitive, and we face competition from many sources, including from other multifamily apartment communities both in the immediate vicinity and the geographic market where our properties are and will be located. If so, this would increase the number of apartments units available and may decrease occupancy and unit rental rates. Furthermore, multifamily apartment communities we invest in compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease apartment units and maintain or increase rental rates. These factors could materially and adversely affect us.

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We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties we invest in. We will be able to invest in additional properties only as additional funds are raised. Given the limited number of assets we are targeting, our properties will not be well diversified, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our performance is therefore linked to economic conditions in the regions in which we will invest in properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

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Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in a close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will invest in, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to invest in properties which may require rehabilitation. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our investment criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions or investments would impair the pursuit of our business plan. Moreover, our investment strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our investment criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with investments; failure of the properties we invest in to achieve expected results; and difficulties entering markets in which we have no or limited experience.

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The consideration paid for our properties may exceed fair market value which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the properties may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we (or our Manager or its affiliates, if they are “pre-funding” a property) pay for a property or its appraised value will be a fair price, that we will be able to generate an acceptable return on such property, or that the location, lease terms or other relevant economic and financial data of any properties that we invest in will meet acceptable risk profiles. It is also possible that our Manager or its affiliates may “pre-fund” a property and then its fair market value may drop such that, even if the property was acquired by our Manager or its affiliates at fair market value, the consideration paid by the Company at the time of investment exceeds fair market value. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a property. As a result, our investments in our properties may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our Members from realizing an attractive return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In investing in a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

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Investments in real estate-related securities may be illiquid, and the Company may not be able to dispose of these assets in response to changes in economic and other conditions.

If the Company invests in certain real estate-related securities that it may receive in connection with privately negotiated transactions, they may be restricted securities, resulting in a prohibition against their transfer, sale, pledge or other disposition for a period of time. These securities also will not be registered under the relevant securities laws, and thus cannot be transferred, sold pledged, or otherwise disposed except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, the Company's ability to dispose of these assets in response to changes in economic and other conditions may be extremely limited.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We, and the Cardone Member LLCs through which we invest, have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us or the Cardone Member LLC through which we invest from incurring debt until our total liabilities would be at 80% of the value of the assets of the Company, and such policies exclude short-term indebtedness (loans outstanding for less than twelve months) and only require us to use best efforts to meet the 80% threshold. Although we intend to borrow typically no more than 75% of a property’s value, borrowing for an individual property may exceed 80% of that property’s value, and we may end up borrowing as much or more than 80% of the total value of our investments. While our Members will not be personally liable for these obligations, and our Manager or Grant Cardone may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

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High interest rates may make it harder for us to obtain financing for new properties and/or refinance the properties in which we invest.

Concerns over inflation have caused the Federal Reserve to raise interest rates. Under current interest rates, we may be unable to obtain financing for new properties, or refinancing of existing properties, at attractive rates, which may make it more difficult to complete our business plan and/or our exit strategy. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

A third-party related to the Manager, Cardone Real Estate Acquisitions, LLC, will provide asset management, accounting, property management, and other services to our Manager, the Company, and the Cardone Member LLCs. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Interests. See “POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS —Conflicts of Interest.”

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The interests of the Manager, our principals and their other affiliates may conflict with your interests.

The Operating Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals, and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

•

the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•

the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

•

the acquisitions of investments at higher purchase prices would entitle our Manager to higher acquisition fees, financing coordination fees, and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might also entitle our Manager or its affiliates or assigns to disposition fees in connection with services for the seller;

•

we may borrow money from the Manager or affiliates of the Manager at prevailing market rates, or engage the Manager or affiliate of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and

•

the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs. To the extent that multiple projects simultaneously require the Manager’s time and have investor capital to be deployed in real estate investments, there could be a conflict of interest in allocating Manager time, resources, and real estate investment opportunities among affiliated Companies.

Risks Associated with Joint Ventures/Co-Investors

The terms of joint venture agreements or other joint ownership/co-investor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estate-related investments, the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition, the Company may also purchase or develop properties in arrangements with affiliates of the Manager, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. These joint venture partners or co-tenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

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•

a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

•	the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement; and

•

such partners or co-investors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

If the Company has a right of first refusal or buy/sell right to buy out a co-investor/venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Company’s interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow the purchase of such an interest of a co-investor/venturer subject to the buy/sell right, in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Company’s interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason, particularly if the interest is subject to a right of first refusal of the co-investor/venturer or partner.

The Manager may structure a joint venture/co-invest relationship in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example, while a co-investor/venturer may invest an equal amount of capital in an investment, the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the co-investor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the co-investor/venturer receiving more of the cash flow, including appreciation, of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, the Company may incur losses on joint venture/co-invest investments and/or have limited participation in the profits of a joint venture/co-invest investment, either of which could reduce the ability to make cash distributions to the Members.

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Co-investments with other parties will result in additional risks.

The Company may co-invest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a co-investor would be unable to pay its share of costs, which could be detrimental to the Company’s investment in a property unless an alternative source of capital could be obtained. In the event a third-party co-investor was to become bankrupt, third-party creditors could become involved in property affairs. In addition, the co-investors could have economic or business interests or goals which are, or which may become inconsistent with the Company’s business interests or goals.

The Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other project sponsored or advised by the Manager or one of its affiliates, the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager projects will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to the Members. Joint ventures with other Manager projects would also be subject to the risks associated with joint ventures with unaffiliated third parties.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions, so you must rely on our revenues from operations and other sources of funding for distributions. These sources must first be used to pay our creditors, and may not be sufficient to meet those obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on the Interests. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from sale of the assets, for distribution payments. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment.

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You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying distributions to investors under this Offering that would result in positive annualized return on investment, net of expenses, of which there is no guarantee. Class A Members would typically receive 80% of the Distributable Cash as defined in the Company’s Operating Agreement. (See “SUMMARY OF OPERATING AGREEMENT”) In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable, or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

The Company intends to avoid being classified as an investment company.

Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Under the Investment Advisers Act of 1940, an “investment adviser” is defined, in relevant part, as any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940. In addition, the Manager is not an investment adviser registered with the SEC, will not be governed by the Investment Advisers Act of 1940, and will not be acting in such capacity with respect to the Company. The Company’s believes the Investment Company Act of 1940 and Investment Advisers Act of 1940 do not apply because the Company intends to primarily holding membership interests in member-managed LLCs which own real estate and exclusively owned by  investment vehicles which are managed by our Manager and (in certain cases, as necessary to obtain financing) Grant Cardone (the manager of our Manager) (“Cardone Members LLC”), and does not believe such assets fall within the definition of a “security” under U.S. federal securities laws. An interest in a limited liability company is not covered by the definition of “security” contained in Section 2(a)(36) of the Investment Company Act, so the question is whether the Company’s ownership of interests in member-managed limited liability companies falls within any of the other categories set out in Section 2(a)(36), in particular that of “investment contract,” as initially defined in SEC v. W.J. Howey Co., 328 U.S. 293 (1946). An “investment contract” is an arrangement where the purchaser of the relevant interest invests money in a common enterprise and is led to expect profits primarily from the entrepreneurial or managerial efforts of a promoter or a third party. The Class A Units being sold in this offering are “investment contracts” within this definition, as they are purchased by investors expecting profits primarily from the entrepreneurial and managerial efforts of the Manager and its affiliates. However, the Company believes that its ownership interest in the Cardone Members LLCs, since (1) there is no “promoter or a third party” that the Company is relying on “the entrepreneurial or managerial efforts” of to produce profit and (2) each of the Limited Liability Company Agreements for Cardone Member LLC are structured as member-managed entities, such that the Company is in the position of a “general partner” with full managerial power and control over each Cardone Member LLC, not a “limited partner” with no ability to effect the decisions of the Cardone Member LLC , and the Company (through its Manager) in fact exercises such managerial power and control. Note that the Company’s above status analysis that section 3(a) of the Investment Company Act of 1940 does not apply is substantially dependent on its conclusion that its interests in the Cardone Member LLCs are not securities.

Alternatively, even if the Company’s investments in Cardone Members LLC are treated as securities, the Company believes that these investments should be treated as “qualified interests” such that we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). SEC No Action Letters generally "take the position that an asset that can be viewed as being the functional equivalent of and provide its holder with the same economic experience as, a direct investment in real estate or in a loan or lien fully secured by real estate, may be considered to be a qualifying interest for purposes of Section 3(c)(5)(C)." Capital Trust, Inc., SEC Staff No-Action Letter (publicly available February 3, 2009) (the “Capital Trust Letter”). In contrast, “[SEC No Action Letters] take the position, however, that an asset is not a qualifying interest for purposes of Section 3(c)(5)(C) if it is an interest in the nature of a security in another person engaged in the real estate business.” Id. For example, in United States Property Investments, N.V. (publicly available May 1, 1989) (the “US Property Letter”), the Staff granted no-action relief with regards to joint venture interests formed to acquire real estate or make mortgage loans secured exclusively by real estate when the company’s joint venture interests would consist exclusively of general partnership interests in joint ventures with up to three partners, and the company would be active in the management and operation of each joint venture. Here, the Company expects the Cardone Member LLC interests would be treated as comparable general partnership interests because each Cardone Member LLC is a member-managed entity owned by two to three affiliated parties, and the Company (through its Manager) is and expects to be active in the management and operation of each Cardone Member LLC. The Company also receives the same returns, through its ownership interest in the Cardone Member LLCs, as it would have been entitled to receive if it directly owned the same pro-rata portion of an underlying real estate (for example, as a tenant in common). Since the Company believes its structure “provide[s] [the Company] with the same economic experience as a direct investment in real estate,” are believes that it is not “in the nature of a security in another person engaged in the real estate business,” and because the Company believes it results in the same individuals responsible for the management and operation of the relevant real estate as would be the case for direct ownership, the Company considers ownership in the Cardone Member LLCs to be the “functional equivalent of the direct ownership in real estate” and that, should it be necessary, these interests would be treated as qualified interests under Section 3(c)(5)(C). Capital Trust Letter. Note that the Company’s above analysis that an exemption under Section 3(c)(5)(C) would be available is substantially dependent on its conclusion that its interests in the Cardone Member LLCs are not securities.

Because our Company is not registered as an Investment Company and our Manager is not registered as an Investment adviser, our Company and Manager’s management and investment practices and policies are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

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We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act .

Our intent is that we will not be deemed an “investment company” under the Investment Company Act. However, there is a risk that the Company could be deemed an investment company despite the Company’s intention, and if we are deemed to be an investment company, we may be required to register as an investment company, which could have a material adverse effect on us. Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”) if we were required to register as an investment company.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate through our ownership of Cardone Member LLCs, which we believe are structured so as to provide the Company with the same economic experience as a direct investment in real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

If we are deemed to be an investment company under the Investment Company Act and sell securities in reliance on Regulation A and operate as an unregistered investment company, we could be subject to liability under Section 5 of the Securities Act .

If the Company is deemed to be an investment company under the Investment Company Act, and if we sell securities in reliance on Regulation A and operate as an unregistered investment company due, the Company could be liable for violating Section 5 of the Securities Act if no other exemption from registration is available for the Units sold in this offering. Section 5 allows purchasers to sue the Company for selling a non-exempt security without registering it; the purchasers may seek rescission with interest, or damages if the purchaser sold his securities for less than he purchased them. The Company could also be subject to enforcement action by the SEC that claims a violation of Section 5 of the Securities Act. Additionally, if the Company was required to register as an investment company but failed to do so and therefore operated as an unregistered investment company, the Company could be subject to monetary penalties and injunctive relief in an action brought by the SEC.

There is a risk that our Manager may be deemed an investment adviser if the interests in the Company’s joint venture subsidiaries are classified as securities.

The Company holds and intends to hold its investments in real estate through Cardone Member LLC, which are joint venture subsidiaries in which it holds minority interests alongside other investment vehicles which are managed by our Manager. If the equity interests in such Cardone Member LLCs are deemed to be “securities” under U.S. federal securities laws, and the Manager is determined to be providing investment advice with respect to those securities for compensation, the Manager could be deemed an “investment adviser” as defined under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

If the Manager were deemed an investment adviser, it may be subject to registration and regulatory obligations under the Advisers Act or similar state laws, unless an exemption or exclusion is available. Compliance with such additional regulations could result in increased costs, changes to the Manager’s operations, or limitations on the structure or operation of the Company and its subsidiaries. In addition, any failure to comply with applicable adviser regulations, if determined to be applicable, could result in regulatory enforcement actions or reputational harm, which could materially and adversely affect the Company’s business, the Company’s financial condition, and the value of the Units being sold in this offering.

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NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

The Operating Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Member's investment in the Company be resolved through arbitration.

For Members’ information:

(a) Arbitration is final and binding on the parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.

(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;

(e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

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Insurance Risks

We may suffer significant losses that are not covered by insurance.

The geographic areas in which we invest in properties may be at risk for damage to property due to certain weather-related and environmental events, including such things as fires, tornadoes, snowstorms and blizzards, severe thunderstorms, flooding, earthquakes, sinkholes, and hurricanes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against some of these risks. However, such insurance may not be available (or may only be available at cost-prohibitive costs) in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Environmental and Litigation Risks

We may be required to mitigate or compensate others for certain environmental issues, resulting in increased costs.

Under various federal, state and local environmental and public health laws, regulations and ordinances, the Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or to third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a property. These damages and costs may be substantial and may exceed insurance coverage the Company has for such events.

Structures on a property may have contained hazardous or toxic substances, or have released pollutants into the environment; or may have known or suspected asbestos-containing building materials, lead based paint, mold, or insect infestations (such as roaches or bed bugs), that the Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, the Manager, and/or the Company to litigation with and liability to third parties.

The Manager will attempt to limit exposure to such conditions by conducting due diligence on a property, however, all or some of these conditions may not be discovered or occur until after that property has been invested in by the Company.

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Natural disasters, military conflicts, pandemics, and government restrictions adopted in response thereto could significantly impede the performance of our properties, and harm our financial condition.

Major economic disruptions such as COVID-19 pandemic, a large hurricane, or the outbreak or escalation of military conflict could significantly impact the ability of our tenants to pay rent and/or result the likelihood that those who are able to pay will do so. Government policies adopted in response to such disruptions may include Federal, State, and/or local governments adopting restrictions (such as “shelter in place” orders) which limit economic activity, or which impede our ability to take action against defaulting tenants (such as an eviction moratorium). Any events of this kind may impede the operations of our properties and could significantly harm our financial condition and operating results.

We may invest in properties which are not in compliance with the Americans with Disabilities Act.

Under the Americans with Disabilities Act of 1990 (the ADA), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. A determination that a property owned and operated by the Company is not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. Furthermore, modifications made to comply with the ADA may result in unforeseen costs, which may impair the Company’s ability to make Distributions to its Members.

We may be sued or the target of a regulatory investigation.

Owning and operating the properties and raising money through the sale of securities subjects the Company to the risk of lawsuits filed by tenants, past and present employees, contractors, competitors, business partners, investors and others in the ordinary course of business, as well as to the risk of being investigated by state or federal regulators. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time consuming. The Company may not be successful in the defense or prosecution of these lawsuits or investigations, which could result in settlements or damages that could result in substantial losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and the Manager may be delayed or prevented from implementing the business plan of the Company.

Risks Related to Our REIT Status

The Internal Revenue Service may challenge our characterization as a REIT.

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2023. We assert that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

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Our Manager has discretion to change our REIT election without member approval.

The ability of our Manager to determine that the Company should not be treated as a REIT, without Member approval, may subject us to federal income taxation and reduce distributions to Members. Our Operating Agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of Members, if the Manager determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would become subject to federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our Members, which may have adverse consequences on our total return to our Member Interests.

We may not be able to comply with REIT distribution and asset requirements, and doing so may require us to forego certain investments.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of unit ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Some of these tests differ for standard income tax rules and therefore values for these purposes may not be susceptible to a precise determination and may diverge from common standards. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

Our joint-venture investments may not always operate in compliance with REIT requirements.

We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. This failure may occur, despite our Manager actually or constructively having an interest, including a controlling interest, in the partnership outside the Company, and such failure would be deemed within the discretion of the Manager and non-controvertible.

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We will suffer negative consequences if a partnership in which we invest fails to qualify as a partnership for tax purposes.

If an operating partnership in which we invest fails to qualify as a partnership for Federal Income Tax purposes, we may cease to qualify as a REIT. We believe that any operating partnership in which we invest would clearly qualify under the “check the box” rules. No assurance can be provided, however, that the Internal Revenue Service, or IRS, will not challenge its status as a partnership for federal income tax purposes, or that a court would not sustain such a challenge – either under current law or as the result in the change of law. If the IRS were successful in treating an operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, the failure of our operating partnership to qualify as a partnership would cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Federal Income Tax Risks

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR MEMBER WILL DEPEND ON THE MEMBER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES.” You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

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We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a member’s investment in our Class A Units and may trigger taxable gain.

As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Units, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such Units. See “U.S. Federal Income Tax Considerations.”

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

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Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

DILUTION

We have sold 250 Class A Units to the manager of our Manager, Grant Cardone, which is the same price at which we are offering Class A interests to our investors in this offering. Nonetheless, all investors purchasing in from the Company in this offering will experience dilution from future issuances.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Amended Offering Circular unless earlier terminated by the Manager in its sole and absolute discretion, provide that the Manager may extend the Offering so long as it is compliant with the qualification requirements of the Commission. Each extension will be for no more than one year, and the Offering shall not be extended for longer than the period allowed by Rule 251(d)(3)(i)(F) (which requires Regulation A offerings to end three years after the initial qualification date of the offering unless a new offering statement has been filed).

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The Class A Interests are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. This means that no compensation will be paid with respect to the sale of the Class A Interests to Cardone Capital LLC, Mr. Cardone, or affiliated companies. All subscription funds which are accepted will be deposited directly into the Company’s segregated subscription account. Subscription funds placed in the segregated subscription account will only be released if the Minimum Offering Amount is raised within six months from the qualification of the Offering. The purchase price for the Class A Interests is $100 per Unit, with a minimum purchase of fifty (50) Units. The Company has already raised the minimum offering amount of $5,000,000. Subscription Agreements are irrevocable.

The Company is using the Cardone Capital LLC’s current network of real estate investors to directly solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. However, we have not made any “testing the waters” communications prior to the initial qualification of the Offering Statement. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to directly solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Manager’s website at www.cardonecapital.com

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to the Offering. The Offering may be delivered through the website, through email, or by hard paper copy.

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Investments will be processed on a first come, first served basis, up to the total Offering Amount of $74,975,000. We are restricting our offering to U.S. Citizens, U.S. Residents, and legal entities who are considered “United States Persons” within the meaning of 7701(a)(30) of the Internal Revenue Code who are not subject to backup withholding. The Company may require investors to certify for their U.S. status in order to become a member, and investors subject to backup withholding may be subject to transfer restrictions or forced transfers under the Operating Agreement.

The minimum accepted from any Subscriber is $5,000. Subscription funds will remain in the Company’s segregated subscription account until the Subscriber has turned in all requested documentation, after which the Manager shall make a determination as to whether such Subscriber will be accepted as a Member. Each Person whom the Manager determines to accept shall be admitted as a Member and deemed listed as such on the books and records of the Company, and thereupon shall be issued Units (or additional Units) as of the date of acceptance. Each Person whom the Manager determines not to accept will be informed of such rejection and have the payment previously transmitted by said Person promptly returned in full, without any fees or deduction, and without any payment of interest.

The Manager intends (but is not required) to make determinations as to prospective Members on the business days closest to the first and fifteenth day of each month, but may make determinations on different days (especially as to whether the Company should issue additional Units to current Members), and may delay a determination if it believes it needs more information. The Subscription funds may also remain in the Company’s segregated subscription account up until the Company invests in a real estate asset. The Subscription funds may be used as part of an investment in real estate, to repay a note payable to the Manager or an affiliate of the Manager who advanced proceeds to purchase one or more real estate assets (such advances to be repaid with interest at market rate, on terms that the Manager believes in good faith to be no less favorable to the Company than generally available from third parties) or pay the Company’s expenses.

The Offering Period commenced on September 30, 2023.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

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Periodically, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

Affiliate Giveaways Related to the Offering

From time to time, Grant Cardone may announce “Giveaways” of products and services to investors who purchase Units of the Company. Examples of products and services include free or discounted access to paid events, upgrades to previously purchased events, and store credits or physical products. These Giveaways may or may not be based on the dollar amount invested and/or on the investor submitting their subscription agreement within a particular time window. Such Giveaways may also be contingent on the investor paying money to an affiliate of the Manager, traveling to a particular location at their own expense, or entering into additional legal agreements. For example, investors offered discounted tickets to a paid event put on by an affiliate of the Manager will need to pay the non-discounted portion of the ticket price to that affiliate, pay for their own transportation to the event, and may need to sign a liability waiver as a precondition of attendance. Note that some Giveaways may also result in the investors who participate having the fair market value of the product or service provided reported to the IRS as income on a Form 1099-MISC.

Investor participation in any Giveaway is entirely at the option of the investor, who are always free to refuse the offered Giveaway products or service.

The cost of any Giveaways will be borne by the Manager or other affiliated entities. The Giveaways are expected to involve free or discounted products or services normally provided by affiliates of the Manger. As such, Giveaways may result in benefits to affiliated parties of the Manager, such as when an investor pays money for a (discounted) event ticket sold by a Manager affiliate. Affiliates of the Manager may also benefit from the public interest generated in their product(s) or service(s) as the result of the Giveaway and/or receive other benefits from the investor attending one of their events. The Company will not incur any expense in relation to such Giveaways.

The details of any giveaway may be announced at online or in-person events at which Grant Cardone speaks and/or posted on social media. The details of any currently applicable Giveaways will be posted on https://portal.cardonecapital.com/. Note that the information posted on the above linked website is not part of the Offering Circular and should not be relied upon by potential investors.

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USE OF PROCEEDS

Through July 17, 2026, our ongoing offering has raised $47,976,059 in capital through the sale of Class A Units.

Since our formation, the Manager and affiliates of the Manager have provided the Company $275,253 for organization and offering costs, none of which had been repaid as of December 31, 2025. This related party advance is unsecured, interest-free, and repayable on demand from the affiliate, and has not been repaid as of June 30, 2026. These amounts are for expenses incurred related to the Offering as of December 31, 2024 which is prior to this amendment to update our Form 1-A and are not reflected in the below tables. Offering expenses incurred after December 31, 2024 are included with projected expenses and are reflected in the table below.

The table below sets forth our estimated use of proceeds from the Offering, assuming we sell all 269,989.00 unissued Class A Units available to be offered as of the date of this offering circular out of the $74,975,000 maximum offering amount in our Class A Units. We expect to use substantially all of the proceeds from this offering (after paying or reimbursing and offering expenses) to invest in the properties. We expect that ongoing expenses and fees payable to our Manager for its services will be paid from cash flow from operations. There is no guarantee that we will be successful at selling any additional Units offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The net proceeds to us from the sale of up to 749,750 Class A Units offered at an offering price of $100 per Units will vary depending upon the total number of Class A Units sold. Regardless of the number of Class A Units sold, we expect to incur additional Offering expenses estimated at approximately $250,000 for legal, accounting, marketing and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of additional proceeds, if any, may differ.

Maximum Offering Amount (rounded to nearest thousand)
Units Sold	749,750
Additional Gross Proceeds from Investment	$26,998,900
Additional Offering Expenses[1]	$250,000
Selling Commissions & Fees[2]	$-
Net Proceeds from Investment	$26,748,900
Asset Management Fee[3]	$-
Additional Acquisitions Fees[4]	$819,731
Financing Coordination Fee[5]	$590,206
Additional Acquisitions[6]	$81,973,118
Related Acquisition Costs[7]	$1,672,000
Additional Working Capital[8]	$678,787
Total Use of Proceeds	$26,748,900

(1)

These costs assume the costs related with completing our Form 1-A as well as those costs related to the services of a transfer agent, listing fees, marketing costs, our interim financial statements, and our legal costs. It is expected that the Company will reimburse these expenses to the Manager without interest.

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Technology fees will be paid to AppFolio or other similar entities for the use of their software for the purposes of processing subscriptions and account management. Computershare will act as our transfer agent with an initial set up fee of $1,500. Thereafter, costs will be dependent on the number of investors at $3.50 per investor. It is intended that much of this will be an operational cost. The Company has estimated that costs for marketing the offering will be less than 1% of the total amount raised.

(2)

Our Manager and its affiliates will not receive any compensation for their efforts in selling our Class A Interests, and the Company does not intend on paying selling commissions or fees. In the event the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)

During operation of the Company, the Manager or its designated assigns will earn an asset management fee equal to 1% of the total of all Capital Contributions made to the Company by its Members (i.e., paid for the purchase of Class A Interests) until such time as the Company is liquidated. The Asset Management Fee shall accrue monthly, and be paid no more frequently than monthly, at the sole discretion of the Manager. It is anticipated that these costs will be paid from cash generated from operations.

(4)

The Manager will be paid a one percent (1%) Acquisition Fee based on the purchase price of a property (multiplied by the percentage of the Property that the Company is investing in, in the case of a co-investment). The Company may leverage up to or more than 80% of the total value of its assets and may leverage more than 80% of the value of any given asset. The Acquisition Fee is based on the total investment in the property, which for the purpose of this table, is assumed to include an average leverage of approximately 72%.

(5)

The Manager will be paid a one percent (1%) Financing Coordination Fee of 1.0% of each loan placed on the Asset funded by a third party, whether at the time of acquisition or pursuant to a Refinancing Transaction (multiplied by the percentage of the Property that the Company is investing in, in the case of a co-investment). The Company may leverage up to or more than 80% of the value of the asset. For the purpose of this table, the Financing Coordination Fee is assumed to take on third-party loans representing an average leverage of approximately 72%.

(6)

We plan to primarily invest in multifamily properties but will consider opportunistic commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties with the proceeds from this Offering. These numbers represent estimates of the total cost of the property investments to be acquired by the fund, including third-party loans, which are assumed to result in an average leverage of approximately 72%.

(7)

We believe acquisition-related and closing costs could be between 1% and 3% of the value of the property, with an average of 2%. These costs could include travel to states in which we invest in multifamily properties and commercial properties, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related costs to be correlated with the price of the property.

(8)	Costs associated cash reserves for the properties and fund working capital for the next 12 months.

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The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees, technology costs associated with the investor portal for the next 12 months, and for the costs associated with acquiring or investing in properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

We do not intend to use the proceeds to acquire the assets of or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds and that among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations. Future events, including changes in economic or competitive conditions of the Company’s business plan or the completion of less than the total Offering, may cause the Company to modify the above-described allocation of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this Offering Circular.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Cardone Non Accredited Fund, LLC was formed in the State of Delaware on January 31, 2022. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s strategy is to invest in multifamily and commercial properties throughout the United States. The Company intends to focus on multifamily, but may also invest in real estate across multiple other classes such as retail properties, self-storage facilities, office buildings, warehouse and industrial properties and mixed-use properties. As of June 30, 2026, the Company has issued 479,761 Class A units and 1,000 Class B units and has invested in three multifamily real estate investments with properties located in South Florida, as discussed in “DESCRIPTION OF BUSINESS” section starting on page 46.

The Company is owned by the Manager and Members and will have a membership which may include, but is not limited to: individuals, individual retirement accounts, entities, trusts, banks and other financial institutions, endowments, and pension funds.

The Company hopes to offer its Members the opportunity to earn 80% of the Distributable Cash generated by the Company (as defined in the Operating Agreement) which shall be distributed to the Class A Members in proportion to the number of Units owned by each Member (pro-rated based on investment date with regards to the first Distribution). Note that our Manager has discretion to pay more than 80% of the Distributable Cash to Class A Members within any given distribution period. If our Manager does this, it may pay less than 80% of Distributable Cash to Class A Members in some later period to restore the 80%/20% split of total Distributable Cash between Class A and Class B Members. However, in no case will the Company have paid more than 20% of its total Distributable Cash to the Class B Members. The Manager, Cardone Capital LLC, will exclusively manage the Company. Our properties will be managed by affiliated or unaffiliated third-parties.

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We have invested in three multifamily properties and our Manager is continuing to search for properties into which we can invest as we continue to raise funds through this Offering. Our Manager or its affiliates may “pre-fund” one or more properties before we raise sufficient capital to do so, acquiring them using its own funds so as to make that investment available to the Company and any Parallel Funds. See “SUMMARY OF OPERATING AGREEMENT. —Parallel Funds, Special Purpose Entities and Co-Investment Opportunities”. When the Manager or its affiliates “pre-funds” one or more properties, it may charge the Company interest at market rate during the time between when it purchases the property and when the Company uses its Capital to replace that “pre-funding.” Additional Company investments will depend highly on the availability of properties that meet our investment criteria. As our Manager searches for properties, we intend to expend capital in accordance with our Use of Proceeds.

For the period ended December 31, 2025

Results of Operations

As of December 31, 2025 and 2024, the Company had invested $47,526,611 and $45,950,411 in multifamily properties. Net losses for the years ended December 31, 2025 and 2024, totaled $1,858,406 and $1,588,653 respectively, and consisted of losses from unconsolidated investees of $1,254,636 and $1,428,250, asset management fees of $482,189 and $211,591 professional fees of $161,170 and $65,927 administrative and other fees of $20 and $12,737, interest income of $39,609 and $209,711, interest expense of $0 and $86,633, and other income of $0 and $6,774 respectively. See Annual Report Item 7. Financial Statements for further information regarding investments in unconsolidated investees and fees and compensation paid to the Manager. The Manager notes that the losses from unconsolidated investees are driven primarily by non-cash depreciation and amortization recognized on the properties, the total of which was $ 30,711,261 and $23,779,454 for all three properties (the Company’s pro-rata share of which constituted $3,614,658 and $2,344,592 based on its ownership percentage), respectively, for the years ended December 31, 2025 and December 31, 2024.

As of December 31, 2025, the Company had invested $17,309,054 in 10X Manor at Flagler Village (a 382-unit, Class A luxury apartment community), $10,783,928 in 10X Jacaranda (a 468-unit, Class A luxury apartment community), and $19,433,629 in The Edge at Flagler Village (a 331-unit Class A luxury apartment community). All three properties are cash flowing and are making quarterly pro-rata distributions of cash to the Company and a Cardone Equity Fund also controlled by the Manager, with distribution percentage being determined by Capital Contributions of each Entity (see the table provided in Annual Report Item 1, Business, above).

The Manager notes that REIT accounting rules require it to value its investments in the properties under the equity method of accounting whereby the investment is comprised of contributions, offset by distributions, and adjusted for the Company’s proportionate share of the investee’s earnings or losses. This calculation does not consider any appreciation to the market value of the properties which has occurred since acquisition. The properties showed a book loss for 2025 and 2024 due primarily to non-cash depreciation and amortization as noted above, resulting in a net loss for each property and a net loss for the Company as a whole.

The multifamily portfolio finished 2025 with strong occupancy levels ranging from 95% to 97%. South Florida continues to experience consumer demand for rental units which has been driving strong occupancy rates and monthly rental revenues. The Manager anticipates the demand for rental units will remain strong in 2026 for the Company’s locations.

Related Party Liabilities

Grant Cardone lent the Company $4,586,518 to “pre-fund” its investment in certain real estate asset; as of June 30, 2024 the principal balance outstanding on the note was $4,586,518 plus accrued interest of $10,702. See “Related Party Transactions” for additional information. This loan was paid off in full on August 19, 2024 using proceeds from the sale of Class A interests. As of December 31, 2025, no balances were due on the funding provided by the Manager or its affiliates.

The Company’s other major liability is “Offering Proceeds,” which reflects money received from investors for which investors have not yet been issued Units.

As of December 31, 2024, we have $216,554 in related party advances, compared with $109,017 as of December 31, 2023 as our Manager continued to pay various Company expenses. These are interest free advances used to pay Company expenses which can be called at any time.

Liquidity and Capital Resources

The Company receives regular distribution of cash from the Cardone Member LLCs into which it has invested, almost all of which it distributes to its Class A Members. As of December 31, 2025 and December 31, 2024 the Company held $834,158 and $2,200,398 in cash and cash equivalents..

The Properties into which the Company has invested were purchased with cash and are currently unencumbered by debt. We anticipate that the revenues from the real properties held by the SPE’s will be sufficient to pay for any operating expenses associated with the properties for the foreseeable future.

The Company’s Manager determines the amount of distributions (“Distributable Cash”) to be paid to our investors from the distributions received from the investment in the SPEs which own the properties. Distributions from the properties and distributions to the Class A unitholders began in July 2024, and as of December 31, 2025, the Manager has distributed all distributable cash to the Class A Members, which totaled $3,272,843. At the Manager’s discretion, no distributions are being paid to the Class B Interest holder, the Manager, with the intention that at a later time, when the cash flow from operations increases or a Capital Transaction occurs, the Manager may adjust cash distributions to retroactively account for the deferred payments. (See Annual Report Item 7. Financial Statements Note 4 Member’s Equity for further information.) The impact of this at December 31, 2025 would be to distribute $818,211 to Class B unit holders.

Distributions paid to investors may not be indicative of future distributions since they are dependent upon the amount of the Company’s available Distributable Cash and the distributions received from the SPEs holding each property which may vary due to changes in rental rates, occupancy, expenses and other obligations of the property and general market conditions.

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Related Party Transactions

Investment in Class A Units: Since our formation, we have raised $25,000 in capital from Grant Cardone, the Manager of our Manager, which was sold in exchange for 25 Class A Units on the same terms and conditions as the Class A Units being sold in our Regulation A offering.

Related Party Advances: The Manager has also provided cash for the Company startup costs and was owed $216,554 as of the date of the financial statements of the Company (December 31, 2025.) This related party advance is unsecured, interest-free, and repayable on demand. It is expected that the Manager will be reimbursed for these expenses and other expenses to be incurred in connection with this Offering once the Company breaks impounds.

Acquisition Fees: For each real estate investment, the Company will pay its Manager or its designated affiliate 1% of the investment’s fixed asset purchase price. As of December 31, 2025 all acquisition fees have been paid and a total of $3,929,500 in fees are considered acquisition costs and are included in the basis of the purchased properties. The Company’s proportional share, based on the ownership of the respective investments, totaled $448,903 and is included in the investment cost.

Asset Management Fee: The Company will pay the Manager, or its designated affiliate, a 1% annualized Asset Management Fee calculated based on the total Contributed Capital made to the Company by its Members. This fee will be payable monthly at the discretion of the Manager. For the years ended December 31, 2025 and 2024, the Company incurred $482,189 and $211,591, respectively, in asset management fee expense. As of December 31, 2025, $693,780 in asset management fees were outstanding and due to the Manager and is included as a component of due to related parties on the balance sheets.

Note Payable: For some real estate purchases, Grant Cardone “pre-funds” a portion of the Company’s acquisition by loaning the Company the amount needed to participate in the purchase of the property. These notes are unsecured and bear interest at Market Rates, with principal and interest due on demand.

On June 17, 2024 the company entered such a promissory note with Grant Cardone with a principal balance of $4,586,518.  This note was paid off on August 19, 2024. As of December 31, 2025 and 2024, no balances were due on the funding provided by the Manager or its affiliates. Accrued interest is a component of due to related parties account on the balance sheets.

The Manager received Class B Interests on January 31, 2022 as founder’s interests for no consideration.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Trends and Key Information Affecting our Performance

Through December 31, 2025, we believe that current market dynamics and underlying fundamentals suggest an overall positive trend in the United States multifamily housing industry. Our properties are in desirable locations and are positioned to benefit from the wave of new renters relocating from major metropolitan areas, many of whom continue to work remotely. Job growth, increasing household formations, and evolving demographic trends provide a strong backdrop for sustained renter demand.

Several factors continue to reinforce the value proposition of owning multifamily properties. The rising cost of first-time home ownership, coupled with high mortgage interest rates and tight credit standards in the single-family mortgage market, has made renting a more attractive and accessible option for many households. Additionally, the escalating cost of building materials has made new construction less feasible, limiting the supply of new competitive buildings and supporting upward pressure on rental rates.

The tariff policies enacted under the current administration have already begun to affect the housing market. Higher costs for builders and developers have constrained new housing starts, resulting in fewer units entering the pipeline. For renters, this supply limitation has contributed to tighter vacancy rates and firmer rental pricing in many markets. Combined with steady job growth, increasing household formations, and evolving demographic trends, these dynamics reinforce the long-term advantages of holding and operating existing multifamily assets in well-positioned markets.

Employees

Our Manager, Cardone Capital LLC, will be assigning the management responsibilities to an affiliate, Cardone Real Estate Acquisitions, LLC (CREA). CREA has one (1) principal and thirty (34) employees. Currently, Grant Cardone is the principal of our Manager and CREA and devotes a significant portion of his working hours to our Company without a salary.

For more information on our personnel, please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.” Mr. Cardone coordinates all of our business operations. Cardone Capital LLC or its affiliate CREA provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, and other personnel, as necessary. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company. For example, any costs associated with raising capital such as escrow, transfer, marketing, audit, legal, and technology fees will be borne by the Company. However, those costs associated with overall management of the Company and the management and acquisition of the properties is borne by the Manager except those capitalized expenses related to specific properties.

Our Manager is now spending time overseeing the management of the Company’s existing property investments and finding additional opportunities, negotiating both the purchase and best financing available. It will manage the properties to maximize cash flow and NOI while always seeking opportunities to capture profits through the sale or refinancing of the assets. Staff is in place to handle the general business affairs of our Company such as legal, tax, and accounting issues, including review of materials presented to our auditors, working with our counsel in connection with this Regulation A offering, developing our business plan and researching investment opportunities and possible investments in multifamily property and commercial real estate. Upon the qualification and successful capital raise, the principal and employees of CREA will devote additional working hours to Cardone Non Accredited Fund, LLC.

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INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members.

We will seek out properties for investment throughout the United States and may find opportunities in various locations as markets shift and opportunities present themselves. We seek assets that will be attractive to institutions and other real estate investors as we exit the properties to maximize returns. We expect 100% of our portfolio will consist of real estate properties but may invest in other qualifying investment opportunities.

We intend to evaluate each property in the following manner:

1.	Obtain property information on its condition, estimated costs for rehabilitation, if any, and feasibility of possible improvements;
2.	Using historical rental rates and vacancy rates;
3.

Obtain similar available information of comparable properties in the area including recent sales prices; analyzing rental values, vacancy rates and operating expenses; review crime statistics for the area; review school information; review economic data; review any other relevant market information; and

4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.

Further, potential investors should be advised:

a)	We do not intend to issue senior securities.
b)	We will borrow money collateralized by our properties with up to an 80% value of our real estate assets.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)

We may offer our securities in exchange for property, in which case the Members who contributed said property will receive no more than one Unit for every $100 of the fair market value of the property so contributed.

h)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days if there are any changes in our investment policy or our borrowing policies.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities but may at some time in the future. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. We may encumber our properties that we acquire with bank financing. We intend that such financing will generally not, on average, exceed 80% of the value of the property, but loans securing individual properties may exceed this 80% threshold and short-term indebtedness (loans outstanding for less than twelve months) is not included in that calculation.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

1.	Our Manager manages other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company.
2.

Our Manager will be entitled to higher acquisition fees, financing coordination fees, and asset management fees if it purchases investments at higher purchase prices, regardless of the quality or performance of the investment. Additionally, in the case of acquisitions of investments from other entities, the Manager or its affiliates may also be entitled to disposition fees in connection with services for the seller;

3.

The Manager or its affiliates may “pre-fund” a property or otherwise loan money to the Company, with any such loan paying market rate terms which the Manager believes to be no less favorable to the Company than what would be available from third parties. The Manager also may enlist the services of one or more affiliated entities in order to manage our assets. The compensation for those affiliated entities will be at market rates. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

4.	The terms of our Operating Agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.
5.	Our Members may not remove our Manager.

Allocation of Investment Opportunities

We rely on our Manager’s Members who act on behalf of our Manager to:

1.

Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in multifamily real estate, commercial real estate or real estate equity investments, and other select real estate related assets. Each such offering is referred to as a “Project.”

2.

These additional Projects may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one Project, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

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•	the investment objectives and criteria of our Manager and other entities;
•	the cash requirements of our Manager and other entities;
•	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;
•	the policy of our Manager and other entities relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase on our Manager or the other entities;
•	the size of the investment; and
•	the amount of funds available to our Manager or the other entities.

3.

If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another entity, they may offer the investment to such entity.

4.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the Projects and other investment opportunities, no Project has any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any Project;
•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any Project;
•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any Project;
•	establishing material commercial relationships with another Project; or
•	making operational and financial decisions that could be considered to be detrimental to another Project.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Project more than another or limit or impair the ability of any Project to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Project that such arrangements or agreements include or not include another Project, as the case may be. Any of these decisions may benefit one Project more than another.

Receipt of Fees and Other Compensation by our Manager and its Affiliates.

Our Manager and its affiliates will receive substantial fees from us, which will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our Operating Agreement involving our Manager and its affiliates;
•	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, financing coordination fees, asset management fees and other fees;
•

acquisitions of investments at higher purchase prices, which would entitle our Manager to higher acquisition fees, financing coordination fees, and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might also entitle our Manager or its affiliates or assigns to disposition fees in connection with services for the seller;

•	borrowings up to or in excess of our stated borrowing policy to acquire, which borrowings will increase asset management fees payable by us to our Manager;
•	whether and when we seek to sell our Company or its assets; and
•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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DESCRIPTION OF BUSINESS

The Company’s investment properties continue to generate revenues from rents to tenants in multifamily properties, and, in certain circumstances, office, self-storage, warehouse and industrial properties which the Company acquires. As of July 17, 2026, the Company holds the following real estate investments:

Property	Location	Year Built	Class	Ownership Interest	# of Units
10X at Flagler Village	Fort Lauderdale, FL	2014	A	11.2197%	382
10X at Jacaranda	Plantation, FL	1990	A	8.1251%	468
The Edge at Flager Village	Fort Lauderdale, FL	2014	A	16.5421%	331
Total:					1181

10X at Flagler Village

10X at Flagler Village (fka The Manor at Flagler Village) is a Class A asset in which the Fund invested in May 2024. The property, which was constructed in 2014 and is situated just steps away from the downtown Fort Lauderdale, FL commercial and retail center, has 382 Class A apartment homes and boasts over 24,000 square feet of desirable, pedestrian-friendly retail space. Since 2020, 10X at Flagler Village has undergone over $3.5 million in capital improvement projects, enhancing its appeal with features including new exterior paint, upgraded amenities and pool furniture, fresh hallway carpet and paint, modernized landscaping, smart home capabilities, and hard surface flooring in the bedrooms

10X at Jacaranda

The Fund invested in 10X at Jacaranda (fka Laurels at Jacaranda) which is a 1990 vintage, 468-unit Class A property located in Plantation, FL in which the Fund invested in June 2024. This irreplaceable asset spans an impressive 31 acres, provides residents recently renovated living spaces, resort-style amenities and immediate access to the neighboring 71-acre Central Park.

The Edge at Flager Village

In September 2024, The Fund invested in The Edge at Flager Village, which is a 2014 vintage and 331 unit Class A property located in Fort Lauderdale, FL.

As of June 30, 2026, the Company had co-invested with Cardone Equity Fund (“CEF”) 23, CEF 24, and CEF 25. The below table reflects investments in 10X at Flagler Village, 10X at Jacaranda, and The Edge at Flager Village:

	Cardone Manor Member, LLC		Cardone Jacaranda Member, LLC		Cardone Edge Member, LLC
Entity	Investment	Percentage	Investment	Percentage	Investment	Percentage
CEF 23	$136,963,600	88.78%	-	-
CEF 24	-	-	$121,939,634	91.87%
CEF 25					$98,045,550	83.46%
Cardone Non-Accredited Fund, LLC	$17,309,054	11.22%	$10,783,928	8.13%	$19,433,629	16.54%
Total	$154,272,654	100%	$132,723,562	100%	$117,479,179	100%

The three properties that the Company is currently invested in were purchased with cash and do not have significant debt.

Other than the above identified rental properties, we do not lease or own any real property. Our Manager’s website may be found at www.cardonecapital.com. We do not pay rent for our corporate headquarters which is leased by an affiliate of the Manager. We believe that this space will be sufficient for the long term.

Our Manager currently is working to identify multifamily properties in which we may invest after we raise capital. In certain circumstances, we may acquire office, self-storage, warehouse and/or industrial properties.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Company does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

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Special Purpose Entities

Throughout the Offering Circular, in reference to “acquisitions,” the Company intends to acquire interests in “special purpose entities,” also known as “SPEs.” The SPEs will hold title to property acquisitions. The Company, in turn, will invest or co-invest in the SPEs; see “SUMMARY OF COMPANY OPERATING AGREEMENT. —Parallel Funds, Special Purpose Entities and Co-Investment Opportunities.”

Objectives

The Company has definite objectives to fulfill its strategy. These include:

•

Further penetrate the market of providing real estate opportunities for individuals and/or business entities interested in achieving financial success by investing in real estate opportunities throughout the United States; and

•	Enhancing asset performance and profits as allowed by market conditions.

The Company will look to invest in properties in growth areas for the best possible price, thereby giving the Company an instant competitive advantage. A potential investor should note that the above criteria is subject to change according to market conditions.

Investments may be individual or multiple properties and will generally consist of multifamily Class A & B assets with 200 or more units, although the Company may invest in commercial properties and multifamily properties outside of these ranges.

Generally, the Company will seek multifamily opportunities which meet the following criteria, and commercial properties that meet substantially similar criteria, although the Company may invest in properties outside of these ranges:

Type of Investment	Income and/or growth
Type of Property	Primarily multifamily
Property Class	Primarily A and B
Targeted Avg. Cash on Cash	4% to 6%
Leverage	60% - 80%
Existing Occupancy	80%+
Capital Improvement	Minimal to Moderate

To the extent that an investment is made in a property that needs significant repositioning or capital investments, known as value-add properties, or in the earlier stages of leasing up and has not yet reached stabilization, the leverage may be higher and the cash flow may be lower in the early years of the investment term.

Investment Strategy

The Company is seeking to invest in income-producing real estate assets throughout the United States. Initially, the Company intends to target multifamily properties, but may invest in other property types that meet its investment objectives.

The Company may invest in income-producing properties with positive cash flow, or in value-add properties that need significant repositioning or capital investments and may not produce positive cash flow immediately. The Company may also invest in additional properties or make other real estate investments in other property types including self-storage, office, retail and industrial properties.

We believe there is an opportunity to create attractive total returns by employing a strategy of investing in properties that are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties that present opportunities for superior returns, that have quality construction and are in desirable locations and can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or suburban markets of primary and secondary metropolitan cities throughout the United States.

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To this end, the Company’s overall strategy is to:

1)

Identify Class A and Class B multifamily and commercial real estate in quality locations in the Company’s target markets, where the Company can add significant value through active third-party management;

2)	Invest in those properties at prices where there is sufficient upside potential to obtain attractive returns over the long term;
3)	Make physical alterations and other improvements to those properties where the Company can achieve significant benefit; and
4)	Through active third-party management, increase the rents, net operating income and asset value.

Due Diligence & Financing

When the Manager identifies a potential property, it will endeavor to secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Manager also will endeavor to complete all its due diligence on the property on behalf of the Company, including a site inspection and review of all leases and property income and expenses. After the due diligence process has been completed, the Manager will determine whether to proceed with an investment in such property.

Refinancing

During the initial 12-36 months of owning the property, the Company will analyze the market conditions in the area where the property is located and monitor capital markets conditions. The Company will then decide whether the property should be maintained, refinanced, restructured (e.g., condominium conversion), or sold (disposition).

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Real Estate Investment Life Cycle

There are four phases to the real estate life cycle that are vital to understanding the entry and exit points for a property.1

1.	Recovery

In this phase, rental growth remains dormant and there is little sight of new construction. This is a period of growth and buyers who purchase during this time must have the mental and economic fortitude to wait for that growth to happen. During a recovery phase, the opportunity to purchase properties that are considered “distressed” – whether physically or financially – are generally more plentiful providing for more upside, however, cash flow may be somewhat stagnant.

2.	Expansion

During a period of expansion, there is growth in the job market and supply for properties is low while demand is high. It is during this time that construction starts are at highs. According to the Corporate Finance Institute, it is estimated that expansions last between four and five years.[2] Indicators between recession and expansion are interest rates, unemployment claims, corporate profits, and capital expenditures.

Metric	Expansion	Recession
Interest Rates	Low to Increase	High to Decrease
Unemployment Claims	Low	High
Corporate Profits	High	Low
Capital Expenditures	Increase	Decrease

3.	Hyper Supply

After an expansion phase where growth is high, the economy may experience a period of hyper supply. The frenzy to build more units for any purpose (commercial or residential) will eventually catch up with demand. At this time, there will be a period of excess inventory and demand will start to recede. This, like a recovery phase, is a time of patience. Purchasing properties during this phase will require an investor to hold for the long-term in order to realize gains as it is likely that the investor will need to cycle through all the phases of the economic cycle to realize maximum returns. This, most likely, will take several years.

4.	Recession

The final phase of the economic cycle is recession. A recession is defined as a significant decline in economic activity. Such a phase could last only months, but could last years (like the Great Recession of 2008). During this phase, it is likely that the economy will experience negative gross domestic product, unemployment is high, and companies pull back on capital expenditures. During this time, it is likely to see a halt in the construction of new homes, including multifamily.

______________________

1 Much of the following was derived from “Multifamily is War: Strategy and Tactics needed to make it in real estate.” Sidoti, Jillian

2 https://corporatefinanceinstitute.com/resources/knowledge/economics/economic-expansion/

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Status of U.S. Real Estate Market

The Health of the U.S. Economy

The U.S. economy showed steady growth in the first quarter of 2026. In the first quarter of 2026, real GDP increased by 2.1%, building on the 0.5% growth from the fourth quarter of 2025. This growth was primarily driven by increases in investment, exports, government spending, and consumer spending, while imports also increased during this period. The unemployment rate reached 4.2% as of June, down slightly from 4.4% in December 2025. Despite this minor increase, the U.S. job market remains strong, with employment levels stable across many sectors. (US Bureau of Economic Analysis, 2026)6.

(US Bureau of Labor Statistics, June 2026)8.

Inflation, a primary concern over the past two years, has been steadily cooling. By the end of June 2026, the Consumer Price Index showed a 3.5% year-over-year increase, a significant improvement from the peak inflation rate of 9.1% recorded in June 2022. (US Bureau of Labor Statistics, 2026)7.

The Federal Reserve maintained interest rates elevated throughout 2025 and first half of 2026, keeping the federal funds rate between 4.3% and 3.60%. While these higher rates have helped cool inflation, they also slowed economic growth.

The Federal Reserve's focus remains on balancing inflation reduction without triggering a significant economic slowdown. After holding steady for most of 2025, the Fed cut interest rates three times — at its September, October, and December meetings — prompted by signs of cooling in the labor market as job growth slowed over the summer. Those cuts brought the federal funds rate down to a range of 3.60%–3.75% from 4.25%–4.50% at the start of 2025. the stabilizing labor market has reduced pressure on the Fed to cut rates quickly, allowing policymakers to remain patient as they monitor inflation's path toward target. (Federal Reserve Bank of St. Louis, 2026)3.

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National Multifamily Market

The national multifamily sector is undergoing a recalibration in 2026, shaped by the recent supply wave and variable leasing activity based on renter economic sentiment. While new apartment supply delivered peaked in 2024, the pace of new construction remains higher than the annual average during the last economic growth period from 2010 to 2019. Even so, supply pressure is anticipated to moderate as deliveries shift close to net absorption levels. The sector absorbed 78,100 units in Q1 2026 which outpaced new deliveries for the first time in three quarters, with occupancy rates holding steady at 94.9%, indicating strong leasing activity (CBRE, Q1 2026)2. In addition, rent growth remains moderate with year-over-year effective rents of $1,864 or increasing 1.7%.

By the end of this year, annual effective rent growth is forecast to accelerate modestly to return to 2.4%, contingent on continued economic stability and a slowing pace of deliveries. Improved labor market stability, rebounding in-migration, and easing inflation are expected to restore household growth and support leasing velocity. As a result, the national occupancy rate is forecast to shift closer to the last growth cycle average of 94.6% from 2010 to 2019 (Berkadia, Q1 2026) 1.

As the US economy continues to improve, we expect job creation to support more demand later this year. This, combined with the increasing cost of homeownership, has sustained strong demand in the multifamily market, particularly in the renter-by-necessity segment.

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Rent vs. Own: Affordability Gap Reaches All-Time High

The U.S. housing market continues to face significant affordability challenges heading into mid-2026, driven by the persistent interaction between elevated mortgage rates and structurally high home prices. The market remains largely frozen by a "mortgage lock-in" effect, with millions of homeowners reluctant to surrender sub-3% mortgages into an environment where rates remain in the mid-6% range — and with a long-running shortage of homes continuing to support prices even as affordability has reached its worst levels in decades. The lock-in effect is improving at the margin, but still weighs meaningfully on the market.

The affordability gap between owning and renting has reached historic heights. As of March 2026, the difference between the typical monthly mortgage payment for a median-priced single-family home and the average apartment rental rate had grown to more than $1,113 per month. This gap is much wider in high-cost markets like the Bay Area and New York, where the premium for homeownership can exceed $10,000. Overall, Monthly homeownership vs. rent gap has more than 10x higher than 2016 levels (Institutional Property Advisors, 2026)4

These high barriers to homeownership have prolonged the renting phase for many individuals, leading to an increase in long-term rental demand. This is especially true for younger households who are delaying their first-time home purchases, thereby expanding the renter pool and supporting multifamily demand. The typical age of the first-time homebuyer climbed to an all-time high of 40 years old in 2025, and the number of first-time buyers fell to roughly half the historical norm.

(Institutional Property Advisors, 2026)4.

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Ranked Markets / U.S. Multifamily Index – Top 15

Rank	Market
1	Southeast Florida
2	Chicago
3	Orange County
4	San Jose
5	Seattle-Tacoma
6	Raleigh
7	Houston
8	San Francisco
9	Tampa-St. Petersburg
10	Charlotte
11	Columbus
12	San Antonio
13	Atlanta
14	Dallas-Fort Worth
15	Phoenix

Index Methodology

In the table above NMI ranks 34 major markets on a collection of 12-month, forward-looking economic indicators and supply and demand variables. Markets are ranked based on their cumulative weighted average scores for various indicators, including projected job growth, vacancy, construction, housing affordability, rents, historical price appreciation and cap rate trends. Weighing the history, forecasts and incremental change over the next year, the Index is designed to show relative supply and demand conditions at the market level. (Institutional Property Advisors, 2026)5.

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Sources:

[1]	Berkadia. (2026). Berkadia National Multifamily Report. Retrieved from https://www.beautiful.ai/player/-OqLwYaWA7oRM3zS_Occ/Berkadia-National-Multifamily-Report-or-Q1-2026

[2]	CBRE. (2026). Multifamily Vacancy Rate Falls amid Rebounding Demand. Retrieved from CBRE: https://www.cbre.com/insights/figures/q1-2026-us-multifamily-figures

[3]	Federal Reserve Bank of St. Louis. (2024, September 25). Effective Federal Funds Rate. Retrieved from Federal Reserve Bank of St. Louis: https://fred.stlouisfed.org/series/EFFR

[4]	Institutional Property Advisors. (2026). 2025 IPA 2026 State of the Market – U.S. Multifamily Outlook. Retrieved from Institutional Property Advisors: https://www.institutionalpropertyadvisors.com/research/special-report/2026/06/special-report-june-ipa-state-of-the-market-release

[5]	Institutional Property Advisors. (2026). 2026 IPA U.S. Multifamily Investment Forecast. Retrieved from Institutional Property Advisors: https://www.institutionalpropertyadvisors.com/research/market-report/multifamily/multiple-markets-set/2026-ipa-us-multifamily-investment-outlook

[6]	US Bureau of Economic Analysis. (2026, June 2025). Gross Domestic Product (Third Estimate), Industries, Corporate Profit, State GDP, and State Personal Income, 1st Quarter 2026. Retrieved from Bureau of Economic Analysis: https://www.bea.gov/news/2026/gdp-third-estimate-industries-corporate-profits-state-gdp-and-state-personal-income-1st

[7]	US Bureau of Labor Statistics. (2026, June). 12-month percentage change, Consumer Price Index, selected categories. Retrieved from Bureau of Labor Statistics: https://www.bls.gov/charts/consumer-price-index/consumer-price-index-by-category-line-chart.htm

[8]	US Bureau of Labor Statistics. (2026, July 2). Employment Situation – June 2026 (PDF). Retrieved from Bureau of Labor Statistics: https://www.bls.gov/bls/newsrels.htm#latest-releases

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Acquisition of Properties

The Company will invest in multifamily and commercial investment properties located throughout the United States. Specifically, the Manager will search for real estate in stable and growth markets. Attractive market characteristics include job and household formation growth resulting in rising occupancy levels and rising rents. Numerous other factors contribute to the market determination process including but not limited to population growth, valuation trends, occupancy trends, demographic composition, economic conditions, and supply trends.

The Manager and/or its affiliates intends to employ a rigorous underwriting process including proper due diligence, market valuation studies, and total return analyses on behalf of the Company. The Company may invest in properties with strong cash flow, which are stable with opportunities to improve property value. The Company may also invest in properties that need significant repositioning or capital investments, known as value-add, and, thus, may not produce positive cash flow immediately. In either case, the Company intends to improve the net operating income of each investment by improving revenue and operating margins, thereby raising property value. In this way, the Company effectively improves performance by assuring that each individual investment has multiple forces working to augment cash flow and property value.

The Manager expects to acquire each property through a Cardone Members LLC, which will be a Member-Managed LLC with up to three potential Members: Grant Cardone (the owner and CEO of the Company's Manager), the Company, and another Cardone Equity Fund (“CEF”) which has raised money from accredited investors pursuant to Rule 506(c) of Regulation D and is exclusively managed by the Company’s Manager. The proportionate interests and distribution rights of these three persons will be the same as the proportionate capital contribution each makes to the Cardone Member LLC. The capital contribution made by Grant Cardone is expected to be primarily determined based on any the requirements of any loans secured by the properties, which are expected to be personally guaranteed by Grant Cardone. The proportional capital contributions between the Company and the relevant CEF have been and are expected to be determined based on the relative fundraising success of the Company and the relevant CEF in raising capital from investors. Management Fees are charged to the Company based on its proportionate interest in the Cardone Member LLC. No Management Fees are charged at the Cardone Member LLC level.

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Identifying Properties for Investment

The Manager will use its extensive network and highly specialized criteria for identifying, quantifying, and qualifying investment opportunities.

The Manager intends to saturate its extensive relationships and network in each identified market to identify the very best opportunities. The Manager has established and maintained a comprehensive network of developers, banks, brokers, and other financial institutions which allow a strong market presence in target markets and robust market intelligence, strengthening our ability to identify properties within the Company’s criteria, often before entering into a market. This local knowledge and network of professionals with deep knowledge of our target asset classes, we feel, gives the Company a competitive and strategic advantage.

The Manager’s goal is to identify the right property in the right market and potentially acquire it before it even hits the general market. To ensure that the time it takes us to raise capital does not unduly limit our opportunities, our Manager or its affiliates may acquire and/or “pre-fund” one or more suitable properties using its own funds. If our Manager or its affiliate acquires and/or “pre-funds” a property that it later sells to the Company (or sells a portion of to the Company) once capital is available, it may charge the Company interest at market rate during the time it holds the property.

Post-Purchase Strategies

The Company intends to hold properties through the Cardone Member LLCs with the intention of increasing values prior to sale of the property. The Company intends to use and work closely with third-party management to cure inefficiencies in the management, cure deferred maintenance, and deploy strategic capital upgrades aimed at increasing income and enhancing investor returns. The increase in cashflow should result in an increase in value so that the Company may sell or refinance the property for a profit at its proposed exit time.

Due Diligence & Financing

When the Manager identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Manager will take the time necessary to complete all its due diligence on the property on behalf of the Company, including a site inspection and reviewing all leases, income and expenses, of the property. After the due diligence process has been completed, the Manager will determine whether the property is suitable or not.

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If the property is not suitable, the Company will cancel the contract and look for the next opportunity. If the property is suitable, it will proceed to close, typically within 45 to 60 days.

Joint Venture Partners

The Company may acquire properties or other real estate related investments from, or invest, co-invest, joint venture, or participate with, affiliates of our Manager or other real estate developers and investors, as determined by the Manager in its sole discretion. The purchase price of any property or real estate related investment acquired from or sold to an affiliated party will be based upon the fair market value of the asset established by a third-party appraisal or fairness opinion that is dated within the last 120 days prior to the transaction.

The Manager has relationships with real estate entrepreneurs (“sponsors”) with whom it may, in some limited circumstances, seek to co-invest, joint venture or otherwise participate in certain investments that either the Company identifies, or the sponsor identifies. In the event of such co-investments or participation, including transactions with affiliates, the Manager will seek to secure such investments on behalf of the Company so that it is within the investment and return goals of the Company.

However, in some instances, these sponsors may require a right to receive a priority or pari-passu return. In such event, the Manager will have the discretion to decide if the projected returns to the Company, after risk adjusting for such priority, warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such sponsors, separate promote structures may be established between the Manager and the co-investor or participant, which may directly benefit the Manager or an affiliate of the Manager, separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager by the co-investors and participants, and not from Company funds or its Manager.

In some circumstances, the Manager may elect to co-invest with a third-party that the Manager also controls or has some control. The Company will take the same approach with such a third-party as if entering into the transaction with a sponsor as discussed above.

We expect to use the net proceeds from this offering for ongoing legal, accounting, and professional fees, and working capital and to finance costs associated with acquiring and investing in commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs which, in the aggregate, typically amount to 1% to 3% of the purchase price of the property acquired, with an average of 2%. However, we currently have no real estate acquisitions contemplated. Accordingly, it is difficult to estimate how much will be required in the next 12 months to implement our business plan.

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Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 60% to 80% of the aggregate value of real estate investments and other assets but we may acquire properties without debt financing or exceed 80% financing under certain circumstances. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate. The Company invested in its first three properties without the use of debt financing due to the high interest rate environment of 2024. Now that interest rates are beginning to drop, the Company may look into obtaining debt financing on favorable terms to allow the Company to make additional investments.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. The Company intends to use its best efforts to limit total borrowing to no more than 80% of the total value of Company assets, excluding short-term borrowing. However, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 60% or more than 80% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

Exit Strategies

The Manager intends to operate the Company for about ten (10) years. Potential investors should note that the Operating Agreement does not compel the Manager to dispose of all the properties by year ten, and thus, there is a risk that an investor may remain in the Company indefinitely, although that is not the intention of the Manager. The Manager may employ multiple exit strategies including, but not limited to:

1. Sale of Properties. If the market allows for a successful sale of the properties to third parties or to affiliates of the Manager so that the Members may realize appreciation, the Company will look to sell all of the properties owned by the Company to such third-party or affiliates of the Manager.

2. Refinance the Properties and hold. If the then-appraised values of the properties show all Members may receive: a) their return of capital, and b) realized appreciation on the properties, the Company may elect to refinance the properties and return capital and any remaining appreciation.

3. Sale to a Public Real Estate Investment Trust. The Manager may find that the properties are attractive purchases for certain public Real Estate Investment Trusts. The Manager may elect to a) sell the properties outright to the individual trust; or b) sell the properties to the real estate investment trust in exchange for equity in the trust (stock) and cash (depending on the appreciation value. Note: if the Members were to receive stock of the purchaser real estate investment trust in exchange for their Interests, the Members may be able to sell their Interests on the public exchange of which the public real estate investment trust is traded, so long as it is traded.

4. Bulk Sale to an Institution. The Company may find an institution that is interested in purchasing all of the Company’s properties. The Manager may elect to take such an option, even at a discount, to ensure that all properties are sold in a timely fashion and so long as it is in the best interest of the Company.

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The Company will make a decision regarding the appropriate exit strategy at the time and in accordance with market conditions.

Geographic Scope

The Company will not limit itself geographically and intends to invest throughout the United States. The Manager will search for multifamily and commercial properties that the Company may invest in at an attractive price. The Company may also invest in properties where it believes that the property represents long-term or strategic value. The Company believes it can successfully identify such potential properties based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a discussion of the Manager’s real estate experience.

Milestones

We hope to reach the following milestones in the next 12 months:

•	Summer 2026 – Fall 2026: Our Manager will continue searching for suitable properties and taking steps necessary to make those investments available to the Company.
•	Spring 2027: be fully funded and be fully invested.

Investments in properties will depend highly on our funds, the availability of those funds, availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. Those competitors that are able to purchase properties without debt financing and pay the full purchase price of a property in cash may be able to purchase properties faster or will be able to negotiate better purchasing terms.

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TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2023. Provided that the Company qualifies for taxation as a REIT, the Company generally will be allowed to deduct dividends paid to its Members, and, as a result, the Company generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that it currently distributes to its Members. This treatment substantially eliminates the “double taxation” at the corporate and Member levels that result from investments in corporations. Generally, income generated by a REIT is taxed only at the Member level, upon a distribution of divides by the REIT. We expect to continue to make distributions to Company Members on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements.

Assuming the Company qualifies for taxation as a REIT, the Company will be subject to U.S. Federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

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•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our Members, as described below in “—Requirements for Qualification as a REIT.”

•	We may fail to qualify for the Dividends Paid deduction as a result of operating the Company in its intended manner.

•	The Company’s income may be recharacterized by IRS rules based on holding period of partnerships or underlying investments of partnership owned by the Company as a result of “look-through” rules.

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, (“TRS”), and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation.

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•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a Member would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the Member), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the Member’s basis in our Interests.

•	We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

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For the purposes of the first requirement, “directors” generally means persons treated as directors under the Investment Company Act, which we believe includes our Manager. Our Interests may be transferred, and we believe that the restrictions on ownership and transfers of our Interests do not prevent us from satisfying the second qualification, and indeed aid in assuring the other qualifications herein. Although the Company is organized as a Limited Liability Company, for the purposes of U.S. federal income taxation, we have elected to be classified as a corporation in compliance with the third condition. The fifth and six conditions do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that the Interests sold in this offering will aid us in complying with the fifth and six qualifications, but we may need to conduct an additional offering of interest, of a class and amount determined by the Manager, to comply with qualification five. To comply with ownership requirements and reporting requirements required by the IRS, we are required to collect and maintain records regarding the actual, and at times beneficial, ownership of our Interests. Provided we comply with these record keeping requirements, and in the absence of a reason to believe we have otherwise filed the sixth qualification upon the exercise of reasonable diligence, we will be deemed to have satisfied the sixth qualification. In addition, our Operating Agreement provides restrictions, alluded to previously, regarding the ownership and transfer of Interests which are intended to assist us in satisfying the ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interest.

This Company may have investments in one or more partnerships. Those partnerships may have Partners who are the Manager, affiliates of the Manager (including other entities managed by the Manager), or related parties of the Manager. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. The results of these “look-through” rules may be less favorable than if a REIT were to own an equivalent portion of a property outright. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding certain securities described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. In general, partnerships are not subject to U.S. federal income tax. However, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

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Taxable REIT Subsidiaries (“TRS”)

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our Members.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to Members who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates as described herein.

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.

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Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. For purposes of the 75% income test, gain from the sale or disposition of a “nonqualified publicly offered REIT debt instrument” (within the meaning of Section 856(c)(5)(L)(ii) of the Code) is non-qualifying income.

Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not anticipate deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also do not anticipate deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Dividend Income

We may receive material distributions from TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

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Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed, even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), interests in mortgages on real property or on interests in real property, mortgage loans secured by real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year purchased with the proceeds from an offering of our Interests or certain debt. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. In addition, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets, and not more than 25% of the value of our gross assets may be represented by “nonqualified publicly offered REIT debt instruments” (within the meaning of Section 856(c)(5)(L)(ii) of the Code).

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

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For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) we enter into the hedging transaction to offset certain other positions, and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our Members in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

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These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to Owners of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each Member on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our Members in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. This may impact individual tax planning or reporting.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every Member of the class with respect to which we make a distribution the same as every other Member of that class, and we must not treat any class of Interest other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our Interests if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Code) currently or in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our Members include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our Members would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

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It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Members in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our Members by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided, we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our Members, or terminate our status as a REIT. The federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the federal income treatment of ownership of our Interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

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Our business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. Thus, we intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%), and potentially the maximum state income tax rate, on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

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Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our Members in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our Members will generally be taxable. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Members

This section summarizes the Federal taxation of Members. State and local taxes may also apply. Since we intend to restrict our offering to U.S. Citizens, U.S. Residents, and legal entities who are considered “United States Persons” within the meaning of 7701(a)(30) of the Internal Revenue Code who are not subject to backup withholding, we assume these Members are taxable U.S. Persons. Interested non-U.S. Persons should contact a tax professional about structuring their investment in compliance with Federal Tax laws which will not be subject to backup such backup withholding. Tax exempt organizations and accounts may also be treated differently. Each Investor should consult with their tax professional to determine the effects of the tax treatment of the Class A Interests with respect to their individual situation.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable Members out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.

Distributions from us that are designated as capital gain dividends will be taxed to Members as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the Member has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, Members will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. Members will increase their adjusted tax basis in our Interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us.

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Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a Member to the extent that they do not exceed the adjusted tax basis of the Member’s Interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Interests. To the extent that such distributions exceed the adjusted tax basis of a Member’s Interests, they will be treated as gain from the disposition of the Interests and thus will be included in income as long-term capital gain, or short-term capital gain if the Interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to Members and do not offset income of Members from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Interests

In general, gains or losses recognized by individuals and other non-corporate Members upon the sale or disposition of Interests will be treated as capital gains or losses.

Redemptions of Interests

A redemption of Interests will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed Interests. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. Member with respect to our Interests will be treated first as a recovery of the Member’s basis in the Interests (computed separately for each block of Units) and thereafter as gain from the disposition of our Interests. In general, the federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust.” Each Member would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the Member. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Interests.

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State, Local and Non-U.S. Taxes

We and our Members may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our Members may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to Members as a credit against their U.S. federal income tax liability. Prospective Members should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our Members may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our Interests.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our Interests (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our Interests available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. A Fiduciary should also be aware that our Operating Agreement provides that we may redeem any Units which, in the reasonable opinion of our counsel, may make any portion of our assets “plan assets,” and that such redemption will be at Fair Market Value, as determined by the good faith judgment of our manager. Fiduciaries of any employee benefit plan should note that consult with their counsel and advisors before deciding to invest in our Interests.

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SUMMARY OF OPERATING AGREEMENT

The Operating Agreement, in the form attached hereto as Exhibit 2.2. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. All prospective Members are urged to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Operating Cash Distributions

The Company intends to make distributions at least annually out of available cash the Company derived from operations and capital transactions together with any amounts included in reserves or working capital from prior periods which the Manager reasonably determines to distribute, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of the Company, (ii) any required tax withholdings, (iii) reserves for future expenses related to the Company’s operations, as established in the reasonable discretion of the Manager, and (iv) in the case of a capital transactions (such as the sale or refinancing of a real estate asset), any cash which the Manager elects to use for reinvestment, in its reasonable discretion. (“Distributable Cash”). Distributable Cash shall be at least the minimum amount required to be distributed with respect to any taxable year in order for the Company to maintain its status as a REIT.

Distributable Cash from operations will be allocated eighty percent (80%) to the Class A Members and twenty percent (20%) to the Class B Members. Distributable Cash from capital transactions will be allocated as follows: (a) First, Class A Members will receive all Unreturned Capital Contributions; (b) Second, Class B Members will be allocated a “Catch-Up Allocation” to ensure they are allocated 20% of Distributable Cash other than Distributable Cash allocated to Class A Members for return of Capital Contributions (this Catch-Up Allocation provision will only come into effect if the Manager has previously reallocated Distributable Cash from Class B to Class A Members, as discussed below); (c) Finally, eighty percent (80%) of Distributable Cash will be allocated to the Class A Members and the remaining twenty percent (20%) allocated to the Class B Members. Note that the amount of Distributable Cash associated with a Capital Transaction may be reduced or eliminated if the Manager elects to reinvest some or all of the proceeds from that transaction.

Distributable Cash will be evaluated not less than annually. The Manager may, in its sole discretion, elect to reallocate any Distributable Cash from Class B Members to Class A Members. The Manager may, in its sole discretion, elect to reallocate Distributable Cash from the Class A Members to the Class B Members so long as at least 80% of all Distributable Cash allocated to date (excluding any Distributable Cash allocated to Class A Members for return of Capital Contributions per Section 5.2(ii)(A)) remains allocated to the Class A Members. These provisions effectively allow the Manager to postpone the payment of distributions to the Class B Members, but may result in Class A Members being allocated less than 80% of Distributable Cash during certain distribution periods.

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The Manager intends to make Distributions not less than annually, but investors should note that the timing and amount of any Distribution declared by the Company are at the sole discretion of the Manager. Class A Members shall be eligible for Distributions of allocated Distributable Cash as of the date their subscription documents are accepted by the Company. The Manager intends (but is not required) to make determinations as to prospective Members on the business days closest to the first and fifteenth day of each month, but may make determinations on different days (especially as to whether the Company should issue additional Units to current Members), and may delay a determination if it believes it needs more information.

When a Distribution is declared as to Class A Units, it will be divided among the currently issued Class A Units pro-rata. Newly issued Units will receive a share of the Distribution corresponding to the number of days those Units have been issued at the time of the Distribution. Each Distribution will be paid by the Company to the Person who the Company’s records show to be the Member or Assignee associated with each particular Unit as of the date a Distribution is declared. If a Distribution is declared within sixty (60) days of a Member’s initial Units being issued, such Member’s Distribution may held by the Company until the next Distribution is declared after such period, at the sole discretion of the Manager.

Cash Distributions on Dissolution and Termination

The Company shall be dissolved upon action of the Manager. Upon dissolution of the Company, the Assets of the Company will be liquidated as described below:

•	First, to pay the creditors of the Company, not including a Member;

•	Second, to establish reserves reasonably necessary for contingent or unforeseen liabilities and obligations of the Company;

•	Third, to satisfy any debts owed to the Members; and

•	Finally, to the Members in the same manner as Distributable Cash from capital transactions, as described above.

Redemptions

Upon demand by the Manager, the Company shall redeem all of the Units held by any Person who is not a “United States Person” within the meaning of 7701(a)(30) of the Internal Revenue Code, and shall additionally redeem any Units for which it is the reasonable belief of counsel for the Company that:

•	such Membership Interests may jeopardize the Company’s status as a REIT; and/or

•	such Membership Interests may cause all or any portion of the assets of the Company to constitute “plan assets” for the purposes of an employee benefit plan.

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Such redemptions do not require the Interest holder’s consent and will be made at Company’s Fair Market Value as of the date of redemption (as determined in good faith by the Manager’s judgment). Such Membership Interests shall only be redeemed by the Company to the extent necessary (i.e., a Member may only have some of their Units so redeemed) and the Manager shall cause any such redemption to be made among all such Members with respect to which the basis for redemption is applicable, in a manner determined by the Manager in its sole discretion.

The Manager may also cause the Company to establish a redemption plan pursuant to which a Member may request that the Company redeem some or all of their Units, subject to the terms, conditions, and restrictions set by the Manager. The Manager has no intention of establishing a redemption plan at this time.

Voting Rights of the Members

Class A Interests are non-voting Interests and will not be entitled to vote on any matter required or permitted to be voted on by the Members under the Operating Agreement or under Delaware Law. Any matter that requires the approval of more than 50 percent of the then current percentage of interests in the Company under the Operating Agreement or Delaware Law shall require only the affirmative vote of more than 50 percent of the then currently issued Class B Units. This means that Class A Members may not be able to vote as to whether or not to approve change of control or merger transactions.

Resignation or Removal of the Manager

A Manager of the Company may resign at any time by giving written notice to all of the Members of the Company, which may require approval of a lender if a loan was conditioned on the qualifications of the Manager. The Manager may NOT be removed by the Members.

Limits on Manager’s Liability; Indemnification

To the greatest extent permitted by law, neither the Manager nor any director, officer, agent, employee, or owner of the Manager shall be liable, responsible, or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of the authority conferred on the Manager by the Operating Agreement or by law unless such act or omission was performed or omitted fraudulently or in bad faith.

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The Manager shall not have any duties or liabilities, including fiduciary duties, to the Company or any Member, and all such duties or liabilities are hereby irrevocably expressly disclaimed and eliminated except to the extent expressly provided in the Operating Agreement. The provisions of the Operating Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities (including fiduciary duties) of the Manager otherwise existing at law or in equity, are agreed by the Members to replace any such other duties or liabilities of the Manager.

Parallel Funds, Special Purpose Entities and Co-Investment Opportunities

The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in a portfolio of companies associated with the Company (each, a “Parallel Fund”). A Parallel Fund may consist of certain investors who, for a variety of reasons, may not wish to participate in the investments through the Company. Any costs associated with the formation and administration of a Parallel Fund will be paid by the investors in the Parallel Fund.

Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies, and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third parties and affiliates of the Manager), or other arrangements in which the Company has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

To the extent that the Manager determines that any Company investment requires co-investment by third parties, the Manager may offer, but is not required to offer, to the Manager and all Members the opportunity to co-invest on a side-by side basis with the Company and the Parallel Fund in such investment. The Manager shall have the right, in its sole discretion, to accept all, none or any portion of such Member's’ capital for such co-investment opportunity and may offer all or any portion of such co-investment opportunity to any third parties, and the terms offered to such third parties may be more favorable than the co-investment terms offered to electing Members.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein. The Company may transact business with any Manager, Member, or any officer, agent or affiliate thereof at market rates, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties. The Company may also borrow money from the Manager, Member or any officer, agent or affiliate thereof at market rates, provided the terms of any such loan are no less favorable than those the Company could obtain from unrelated third parties. Market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; however, the terms will be established by the Manager and not as a result of arm’s length negotiations.

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Restrictions on Ownership and Transfers of Interests

In order for us to qualify as a REIT under the IRS Code, Units of our Company must be owned by 100 or more persons, and not more than 50% of the value of our outstanding s may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To qualify as a REIT, we must satisfy other requirements as well. See “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES —Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our Operating Agreement, subject to certain exceptions, contains restrictions on the number and value of Units of our Company that a person may own. Our Operating Agreement provides that generally no person other than our Manager may own (or be deemed to own by virtue of certain attribution provisions of the Code) more than 9.8% in value or in number of our Units, whichever is more restrictive. We refer to these limits collectively as the “ownership limit”. Note that the applicable constructive ownership rules under the Code are complex and may cause Units actually owned by a group of individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of our Units could, nevertheless, cause an individual or entity to own constructively in excess of the ownership limit.

If any transfer of our Units would result in our Units being beneficially owned by fewer than 100 persons, would result in any person violating the ownership limit, or would otherwise result in the Company failing to qualify as a REIT, then that number of Units (rounded up to the nearest whole Units) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The intended transferee will acquire no rights in such Units, the automatic transfer being effective as of the close of business day prior to the date of the event which resulted in the improper transfer, and any dividends mistakenly paid to the intended transferee prior to the discovery that the transfer was improper must be repaid, upon demand, to the trustee for the benefit of the designated charitable organization.

A Member may assign his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied and any Transfer of Units requires Manager approval. “Transfer” is defined broadly by the Operating Agreement to include, among other things, any event which causes any Person to acquire beneficial ownership of the Interests, or which gives them the right to acquire beneficial ownership (such as the granting of options). The agreement provides that, assuming the assignment does not violate the above provisions or applicable laws and does not cause any other material adverse effect to the Company, the Manager shall approve any assignments by Members to their spouse, their immediate family (parents, siblings, or descendants), or to a trust for the benefit of the Member, the Member’s spouse, or the Member’s immediate family.

Except as otherwise consented to by the Manager, the assignee of transferred Units must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement and provide the Manager with a power of attorney in the form set forth in the Operating Agreement or otherwise approved by the Manager. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager (which must include the signature of the transferor bearing a Medallion Signature Guarantee stamp) and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

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Each distribution will be paid to the Person who the Company’s records show to be the Member or Assignee associated with each particular Unit as of the date a distribution is declared. Transferors who owned one or more Units for part of a distribution period but did not own those Units on the date the distribution was declared will not receive any distributions on account of the transferred Units.

REIT Election

Our Operating Agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our Members, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Dissolution of the Company

The Company shall be dissolved upon the occurrence of any of the following events: (i) The Manager may dissolve the Company once all Company Assets have been liquidated and all remaining Company Assets have been distributed to the Members; (ii) the withdrawal of the Manager unless the Company has at least one Manager remaining or the Class B Members vote to continue business and appoint one or more Managers; (iii) the withdrawal of all Members; (iv) the Company is ordered to be dissolved upon the entry of a decree of judicial dissolution by a court of competent jurisdiction.

Accounting Records and Reports

The books of account of the Company shall be kept using appropriate accounting basis and methods, as determined by the Manager, unless otherwise required by law, and shall be closed and balanced at the end of each Company year. The Manager shall, at the Company’s expense, use commercially reasonable efforts to cause the Company to furnish to each of the Members (a) Form 1099 by January 31 of each year and (b) annual financial reports within one hundred and twenty (120) days after the end of each calendar year. All financial statements and reports shall be prepared at the expense of the Company.

Exclusive Authority of our Manager to Amend our Operating Agreement

Our Manager may amend our Operating Agreement without seeking approval of the Members so long as the Manager reasonably determines that such amendment will not subject any Member to any material, adverse economic consequences.

Alternative Dispute Resolution

Our Operating Agreement contains a dispute resolution agreement. Litigation could require diversion of Company Profits to pay attorney’s fees or could tie up Company funds necessary for operation of the Company, impacting the profitability of the investment for all Members. The Company compels Members to attempt mediation followed by arbitration. This provision excludes claims under federal securities laws and the rules and regulations promulgated thereunder.

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We believe this is enforceable under federal law and the laws of the state of Delaware as it not only clear and unambiguous, but it clearly states, multiple times, that the Member is waiving his/her right to bring a claim in a court of law before a judge or a jury. The Alternative Dispute Resolution Act (1998) requires all federal district courts to authorize and promote the use of alternative dispute resolution programs. The state of Delaware encourages arbitration and passed the Delaware Rapid Arbitration Act (DRAA) which is designed to make arbitration practice timelier and more efficient. The DRAA imposes time limitations on the arbitrator compelling arbitration to complete within 120 days with a 60-day extension.

The Delaware Chancery Court Rules allow parties in a litigation to seek mediation of their pending action in front of a judicial officer different from the one overseeing their litigation. Delaware law also allows for mediation of business and technology disputes where no litigation is already pending. Thus, parties may initiate a mediation in the Court of Chancery without filing a lawsuit. Business entities get access to the experienced Court of Chancery judges, but they also get to resolve their disputes in an efficient and confidential manner. The Court of Chancery’s tradition of flexibility applies in ADR as well, as the parties are able to customize the ADR process to meet their specific needs.

Despite these laws and rules in place, we are uncertain of the enforceability of any Alternative Dispute Resolution provision.

Members, by agreeing to this alternative dispute resolution, will not be deemed to have waived the company’s compliance with the federal securities laws. If, in any action against the Manager, the selected or appointed arbitrator, or judge (if applicable) makes a specific finding that the Manager has violated securities laws, or has otherwise engaged in any of the actions for which the Manager will not be indemnified, the Manager must bear the cost of its own legal defense. The Manager must reimburse the Company for any such costs previously paid by the Company. Until the Company has been fully reimbursed, the Manager will not be entitled to receive any Fees or distributions it may otherwise be due.

It is expected that all Members, including those in secondary transactions, would be subject to the arbitration provision.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish, and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the purchase, financing, refinancing, sale, or management of the properties, as well as those documents that may be necessary or appropriate to qualify or continue the Company in the jurisdictions in which the Company may conduct business or to reflect a transfer of any Interests in the Company or the admission of a Member in accordance with the terms of the Operating Agreement.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time the Company is not currently involved in any litigation, nor are we aware of any threatened or impending litigation against the Company.

The Company’s Manager and Grant Cardone are currently defendants in a putative class action lawsuit brought by an investor who alleges violations of the federal securities laws in connection with the sale of interests in the Cardone Equity Fund V, LLC and Cardone Equity Fund VI, LLC. Luis Pino v. Cardone Capital LLC et al., Case # 2:20-cv-08499-JFW was filed in Federal District Court for the Central District of California on September 16, 2020 and dismissed with prejudice on April 30, 2021. Having lost in Federal District Court, the plaintiff filed an appeal to the Ninth Circuit Court of Appeals on May 28, 2021, Case # 21-55564. On December 21, 2022, the Ninth Circuit Court of Appeals entered an opinion and memorandum reversing in part and remanding to allow plaintiff to attempt to re-plead certain claims. On June 26, 2023, plaintiff filed a second amended complaint asserting the same claims, and on October 4, 2023, the court dismissed the second amended complaint with prejudice. On June 10, 2025, the Ninth Circuit reversed the dismissal, remanding the case to the district court. Defendants have now answered the complaint and, on March 27, 2026, the district court granted the Plaintiff’s motion for Class Certification. Discovery is ongoing. The Company’s Manager and Mr. Cardone do not believe that this case will interfere with their ability to manage the affairs of the Company.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 17, 2026:

Title of Class	Name of Beneficial Owner	Number of Units as of June 30, 2026	Percent as of June 30, 2026	Number of Units after Completion of Offering	Percent After Completion of Offering
Class B Interests	Cardone Capital LLC	1,000	100%	1,000	100%
Class A Interests	Cardone Capital LLC	0	0%	0	0%
Class A Interests	Grant Cardone	250	0.0521%	250	0.033%

Grant Cardone, our Founder and Chief Executive Officer has dispositive control over the Class B Interests that are owned by our Manager, Cardone Capital LLC, and purchased 250 Class A Units under the same terms as these Units are being offered to investors in this Offering. No other persons currently owns any Class A Interests in the Company. Class A Interests are being sold through this Offering. Upon sale, the Class A Interests will maintain a 80% interest in the Company overall and Class B Interests will maintain a 20% interest in the Company overall. However, investors should note that Class A Units do not have voting rights, and any matter that requires the approval of more than 50 percent of the then current percentage of interests in the Company under the Operating Agreement or Delaware Law shall require only the affirmative vote of more than 50 percent of the then currently issued Class B Units. Class B Interests were issued as founder’s interest for no consideration.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

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MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title	Term at Manager Affiliate

Grant Cardone	68	Founder and CEO	Inception - Present
Ryan Tseko	42	Executive Vice President	03/2015 - Present
James Derow	55	Chief Operating Officer	08/2024 - Present
Rey Valdez	36	Director of Accounting	06/2025 - Present

All of the above individuals work full time for an affiliate of the Company’s Manager, Cardone Real Estate Acquisitions, LLC, but the Manager is responsible (in its role as Manager to other Entities) for the management of forty-four (44) multifamily communities and two office building valued at approximately $5.5 billion. Recent real estate investments made through December 31, 2025 are described in the section entitled “PRIOR PERFORMANCE.”

Duties, Responsibilities and Experience

Mr. Cardone is the sole decision maker of Cardone Capital LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principals of the Manager as of June 30, 2026, are as follows:

Grant Cardone, President and Chief Executive Officer

Grant Cardone is the Founder and Principle Executive Officer of Cardone Capital LLC, the Company’s Manager, and Cardone Real Estate Acquisitions, LLC, the Manager’s acquisition arm. Mr. Cardone started Cardone Real Estate Acquisitions, LLC in 1995. Mr. Cardone has over 30 years of experience investing in multifamily real estate properties.

Ryan Tseko, Executive Vice President

Ryan Tseko has over nine years of institutional real estate investment experience and currently serves as the Manager’s Executive Vice President focusing on acquisitions and capital relationships. Ryan has been with the Manager since inception and was instrumental in constructing the investment and fundraising procedures currently in place. Prior to joining the Manager, Ryan was a commercial airline pilot for over 10 years. He holds a B.S. in Aviation and Airway Management from Utah Valley State University.

James Derow, Chief Operating Officer

James (“Jim”) Derow has acquired, operated and asset managed over $10 billion of real estate investments including 50,000 multifamily units located throughout the United States. Prior to joining Cardone Capital, Jim co-led the investment and asset management activities of NPRC, a private REIT that owned approximately 20,000 multifamily units, where he held the position of Managing Director from May 2022 to June 2023. Prior to that, Jim was the co-Founder and President of Blossom Properties where, from September 2019 to May 2022, he oversaw the company’s daily operations including acquisitions, asset management and investor reporting. Jim also served as Chief Operating Officer of Pepper Pike Capital Partners from January 2018 to July 2019, a multifamily owner/operator that self-managed its 8,000-unit portfolio. Earlier in his career, Jim spent seven years as a Managing Director at Square Mile Capital Management from February 2007 to July 2014, where he oversaw the acquisition and asset management functions for the firm’s multifamily investments. Jim holds a BA from Harvard University and an MBA from the Ross School of Business at the University of Michigan.

Rey Valdez, Director of Accounting

Rey Valdez joined the Cardone Capital team in 2025 and currently serves as Director of Accounting, where he oversees the firm’s accounting, tax, and treasury functions. Prior to joining Cardone Capital, Rey was a Fund Controller at Rialto Capital, a multi-strategy registered investment adviser. During his eight-year tenure, he served as Controller of Rialto’s real estate equity vehicles, which included multiple equity funds, co-investments, and joint ventures with multibillion-dollar assets under management. Rey also managed the accounting and reporting function for a $16.8 billion loan portfolio owned by the FDIC, Blackstone, and Rialto. Earlier in his career, Rey was a Manager in Deloitte & Touche’s Audit and Assurance Practice, specializing in investment management. Over his seven-year tenure, he served financial services clients including private equity and venture capital funds, fund of funds, and registered investment advisers. He led the financial reporting, under U.S. GAAP, for numerous multi-billion dollar AUM engagements with complex capital structures. Rey holds a Bachelor of Science in Accounting from William Paterson University and is a Certified Public Accountant (CPA).

The principals identified above operate under the direction of Mr. He is the sole decision maker of CREA, which provides day-to-day operational services for the Company, and Cardone Capital LLC which is the Manager of the Company. The Manager directs, manages, and controls the Company to the best of its ability and has full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Cardone Capital LLC, Manager	2023	$0	$0	$0	100% of the Class B Interests
Cardone Capital LLC, Manager	2024	$0	$0	$0	100% of the Class B Interests
Cardone Capital LLC, Manager	2025	$0	$0	$0	100% of the Class B Interests

The Class B Interests were issued as founder’s interest for no consideration. Currently the Manager holds 100% of the Member’s equity of the Company. The Manager’s Class B Interest represent a 20% profits interest, although the Manager may choose (in its sole discretion) to defer the allocation of the full 20% of Distributable Cash to Class B Members until after Class A Members have had all of their Capital Contributions returned.

From inception to June 30, 2026, Cardone Capital LLC has not received any distributions by virtue of its holding the Class B Interests of the Company, but had deferred distributions of $818,211, which it expects to distribute to the Manager at the time of the next Capital Transaction.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Our Manager and its principals, employees, and affiliates will provide services to us in exchange for the fees and compensation set forth below in “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS”. The Manager received Class B Interests for no consideration.

Transfer Agent

We intend to enlist the services of Computershare as our transfer agent.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager

We issued 100% of the Class B Interests to our Manager for no consideration and 250 Class A Units to Grant Cardone (the manager of our Manager) on the same terms as the Units being sold in this offering (i.e., in exchange for $25,000). The Manager is controlled by Grant Cardone. Grant Cardone is the manager of the Manager. The Manager shall receive the following fees and compensation:

Fee	Timing of the Fee	Amount or Description of Fee

Acquisition Fee	Fees charged to the Company as Properties are acquired

The Manager or its designated assigns will earn an acquisition and due diligence fee of 1.0% of the purchase price of the individual property (multiplied by the percentage of the property that the Company is investing in, in the case of a co-investment). Since inception, a total of $3,929,500 in fees have been capitalized as acquisition costs and included in the basis of the respective purchased investment. The Company’s proportional share, based on its ownership interest in the underlying investments, totaled $448,903 and is included in the investment cost. Total fees are difficult to determine at this time, but are estimated in the section entitled "USE OF PROCEEDS", above.

Asset Management Fee	Fees charged to the Company for management of its investments

The Manager or its designated assigns will earn an asset management fee of 1% of the total Capital Contributions made to the Company by its Members (i.e., paid for the purchase of Class A Interests), accrued monthly. For the years ended December 31, 2025 and 2024, the Company incurred $482,189 and $211,591, respectively, in asset management fee expense. As of December 31, 2025, $693,780 in asset management fees were outstanding and due to the Manager, which the Company plans to pay once there is adequate operating cash or when a property disposition occurs. These accrued fees are unsecured, do not bear interest, and are payable on demand.

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Fee	Timing of the Fee	Amount or Description of Fee

Disposition Fee	Fees charged to the Company as Properties are disposed of

The Manager or its designated assigns will earn a disposition fee of 1.0% of the sales price of the individual property (multiplied by the percentage of the property that the Company is investing in, in the case of a co-investment). As of December 31, 2025, no properties have been sold. Total fees are difficult to determine at this time.

Financing Coordination Fee	Fees charged as third-party loans are closed

The Manager or its designated assigns will earn a financing coordination fee of 1.0% of each loan placed on the Asset funded by a third party, whether at the time of acquisition or pursuant to a Refinancing Transaction. As of December 31, 2025, no such fees have been paid or accrued. Total fees are difficult to determine at this time.

Property Management Fee	Fees charged monthly during property operation as compensation for day-to-day management services provided

The Manager and/or an affiliated or third-party property managers will receive (in addition to reimbursement of expenses and costs) a property management fee for each Property managed at market rate (the approximate cost of property management services under present circumstances if such cost were negotiated at arms’ length, as estimated by the Manager in good faith) calculated on the monthly gross income from that Property, paid as an expense of the Property. A portion of the Property Management fees paid by the Cardone Member LLC’s to property managers was remitted to a designated affiliate of the Manager for assistance with the properties’ marketing program. The Company’s proportional share of this fee, based on the ownership of the respective investments, totaled $42,940 and $13,634 for the years ended December 31, 2025 and 2024, respectively. Total fees are difficult to determine at this time.

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Fee	Timing of the Fee	Amount or Description of Fee

Other Fees	Fees charged to the Company as Services are Provided

The Manager and/or its affiliates may receive market rate fees (the approximate cost of a good or service under present circumstances if such cost were negotiated at arms’ length, as estimated by the Manager in good faith) and costs for any construction, construction management, repair and maintenance work performed, and real estate and loan brokerage fees with respect to such services provided to or with regard to each such property. As of December 31, 2025, no other fees have been paid or accrued. Total fees are difficult to determine at this time.

Reimbursement of Expenses	Reimbursements Provided as Expenses are Incurred

The Manager or its affiliates will receive reimbursement of reasonable expenses paid or incurred by the Manager or its affiliates in connection with the Company’s operations, including any legal, financial and tax reporting, and accounting costs, which may be paid from Capital Contributions, operating revenue, or reserves. The Manager may also reimburse Members of the Company for such expenses incurred by them in connection with the Company’s operations, as decided in the Manager's sole discretion. From the formation of the Company to December 31, 2024, the Manager and affiliates of the Manager have provided the Company $275,253 for organization and offering costs, none of which have been repaid. The Company plans to repay these advances the once there is adequate operating cash or when a property disposition occurs. This related party advance is unsecured, interest-free, and repayable on demand from the affiliate. Total reimbursements are difficult to determine at this time.

Loans	Loans Repaid According to their Terms

The Manager and/or its affiliates may receive compensation from the Company for providing loans, including, but not limited to, purchase mortgages, refinance mortgages, and construction lines of credit. Such loans, if any, will be on terms that the Manager believes to be no less favorable to the Company than generally available from third parties; however, loan terms will be established by the Manager in good faith and not because of arm’s length negotiations.

On June 17, 2024, Affiliates of the Manager provided loans in the amount of $4,586,518 to prefund the properties which accrued fixed interest at a rate of 6%. This full principal of this note was paid down on August 19, 2024. As of December 31, 2025 and 2024, no balances were due on the funding provided by the Manager or its affiliates. Additional loan terms and amounts are difficult to determine at this time.

Deferred Distributions to Manager	Class B Interest

Class B members are entitled to 20% distributable cash from operations and a residual 20% share of distributable cash from capital transactions after returning 100% of capital contributions to its members. Note that the Manager may choose (in its sole discretion) to defer the allocation of the full 20% of Distributable Cash to Class B Members until after Class A Members have had all of their Capital Contributions returned. As of December 31, 2025, the Manager has distributed all distributable cash to the Class A Members and has deferred its allocation of $818,211, which is expected to be paid to the Manager when a Capital Transaction occurs.

The Manager in its sole discretion, may suspend, delay, accrue, or forego payment of any of the fees listed above unless otherwise contractually bound. Fees not paid when earned will be paid at such later time as the Manager may determine in its sole discretion, as an expense of the Company when Company resources allow, or will be paid when after the sale of the Company’s assets.

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PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Manager of the Company is Cardone Capital LLC, and the principal owner and manager of the Manager is Grant Cardone.

From 2017 to present, Grant Cardone, serves as the CEO of the Manager, Cardone Capital LLC, and its acquisition arm, Cardone Real Estate Acquisitions, LLC, has assembled a portfolio of forty-three (43) multifamily communities and two office buildings valued at approximately $5.5 billion. One of the office buildings is a 256,308 square foot multi-building office park located in Scottsdale, Arizona. The second office building is a 219,244 square foot asset referred to as “10X Centre,” located in Aventura, FL, from which the Manager of the Company operates. Affiliates of the Company also own a 23,000 square foot office building referred to as “10X HQ,” which is not considered part of Cardone Capital LLC’s portfolio and houses part of Cardone Training Technologies Inc’s operations.

As of June 30, 2025, out of the forty-three (43) communities and two office buildings, 31 of these acquisitions involved 26 different offerings of securities, raising over $1.63 billion from over 17,000 investors. For the closed funds, we refer to each of these securities offerings and the properties they included as “Projects”. Each of the Projects has investment objectives that are similar to the investment objectives of the Company. Each Project is identified below “Cardone Equity Fund [#]” or “CE [#].”

All of these Projects were deemed to be similar in nature in that they raised funds from private equity offerings exempt from registration pursuant to the safe harbor afforded by Regulation D under the Securities Act for the primary purpose of acquiring and/or investing in income-producing multifamily real estate assets as long-term investments for eventual sale. Three of the Projects raised funds under Regulation A+ and parallel invested along with Regulation D offerings.

Because of these similarities, investors who are considering purchasing Class A Interests from the Company might find it useful to review information about the Projects. Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior Project has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any Project that would be material to purchasers of the Company’s Class A Interests.

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STRATEGY AND RESULTS

As described at length in “DESCRIPTION OF BUSINESS —Investment Strategy” section, the strategy of our Manager on the behalf of the Company is to:

1)

Identify Class A and Class B multifamily and commercial real estate in quality locations in the Company’s target markets, where the Company can add significant value through third-party hands-on management and/or appreciation potential;

2)	Invest in those properties at prices where there is sufficient upside potential to obtain attractive returns over the long term;
3)	Make physical alterations and other improvements to those properties, where the Company can achieve significant benefit; and
4)	Through third-party management, increase the rents to increase the overall value of the property.

Net Operating Income

We calculate “net operating income” using the industry-standard definition, i.e., the gross income from the property minus operating expenses. The gross income from a property means primarily rental income, but where applicable also includes other income items such as parking fees and income from operating vending machines and laundry facilities. Operating expenses include all of the expenses required to operate the property, such as insurance, property management fees, utilities, property taxes, repairs and janitorial fees. Net operating income does not reflect debt service payments (principal and interest), capital expenditures, or depreciation and amortization.

Cash On Cash Distribution

We calculate “cash on cash distribution” by dividing the distributions paid by the total equity invested. For example, suppose a property were purchased for $100, using $80 of debt and $20 of equity, and the property paid a distribution of $2 for a given year. The “cash on cash distribution” for that year would be 10%, $2 divided by $20.

IRR

“Internal rate of return” is a financial concept that measures the overall return from an investment, taking into account all the money invested and all the money returned, as well as the timing of each contribution and distribution.

As of June 30, 2025, no Projects have been sold.

CAUTION: PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR SPONSOR HAS BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTY THAT THE COMPANY WILL BE SUCCESSFUL.

Acquisitions of Properties Within Last Five Years (i.e., between January 1, 2020 and December 31, 2024)

Between January 1, 2020 and December 31, 2024, the Manager has purchased 22 properties for approximately $2.49 billion with outside investors, which have an aggregate of approximately 7,131 apartment units and 476,308 sq. ft of commercial office space.

89

Prior Performance Tables

The Manager of the Company is Cardone Capital LLC, and the principal owner and manager of the Manager is Grant Cardone.

From 1995 to the present, Grant Cardone, as the sole principal of the Manager, Cardone Capital LLC, and its acquisition arm, Cardone Real Estate Acquisitions, LLC, has purchased over 50 multifamily communities and three office buildings in transactions with a total acquisition cost at over $3.9 billion and currently has 46 properties that are valued at approximately $5.5 billion.

As of June 30, 2026, Mr. Cardone and the team have raised approximately $1.9 Billion across 28 funds to purchase 35 properties. Eleven (12) of the properties were acquired with the proceeds of nine (10) private offerings of securities made exclusively to Accredited Investors as defined in Regulation D under the Securities Act. Additionally, twenty-three (23) other properties were purchased by three groups of funds which included a Regulation A+ fund (primarily for non-accredited investors) along with one or more Regulation D funds. Cardone Equity Fund V and Cardone Equity Fund IV parallel invested in five properties, Cardone Equity Fund VI and Cardone Equity Fund VIII parallel invested in four properties, and Cardone REIT I, LLC has parallel invested in eight properties with Cardone Equity Fund XVI, Cardone Equity Fund XVII, Cardone Equity Fund XVIII, Cardone Equity 20, Cardone Fund 21, Cardone Equity Fund 22, and Cardone Equity Fund 23 (each fund investing in a single property). We refer to each of these securities offerings and the properties they included as a “Project.” As of June 30, 2026, none of the Projects were sold or transferred.

All of these Projects were deemed to be similar in nature in that they raised funds from offerings exempt from registration pursuant to the safe harbor afforded by Regulation D and Regulation A+ under the Securities Act for the primary purpose of acquiring and/or investing in multifamily and commercial real estate assets as long-term investments for eventual sale. In addition, Each of the Projects also has investment objectives that are identical to the investment objectives of the Company.

Prior Performance Tables

We are providing a number of tables that illustrate the results of the Projects:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last three years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Compensation to Sponsor	Other Projects from which the Sponsor received compensation during the last three years.	Describes all compensation paid to the sponsor within the last three years.
III. Operating Results	Projects the offering of which closed within the last five years.	Sets forth the annual operating results of the Projects included.
IV. Completed Projects	Projects completed (no longer own properties) within the last five years.	Summarizes the results of the Projects included, including the return to Project investors.
V. Sales of Property	All Projects that have sold property within the last three years.	Summarizes the result of property sales.
VI. Purchases of Property	Purchases of property within the last three years.	Summarizes each property purchase, including number of units, purchase price, and financing.

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Because of the similarities between the Projects and the Company, investors who are considering purchasing Class A Interests from the Company might find it useful to review these tables. However, prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR MANAGER HAS BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

The prior performance tables reflect properties whose manager or managing member is the Manager and/or Grant Cardone. Our Manager, Cardone Capital LLC, was formed in 2017 by Grant Cardone. Over time, the assets owned by the various entities and managed by the Manager or Grant Cardone will be sold.

Table I – Manager Experience (unaudited) - sets forth the Manager’s historical experience for all projects that closed were closed during the three most recent years (i.e., between January 1, 2023 and December 31, 2025) as of December 31, 2025:

	CE 22	CE 23	CE 24	CE 25	CE 26 (10X SCF)	CE 27	CE 28

Dollar Amount Offered	$150,000,000	$150,000,000	$150,000,000	$150,000,000	$100,000,000	$250,000,000	$250,000,000
Dollar Amount Raised	92,500,000	185,113,600	122,450,000	98,045,550	88,350,000	33,150,000	205,709,600
Less Offering Expenses	235,672	431,376	129,620	194,872	414,760	158,833	502,006
Reserves	4,647,215	6,036,601	2,433,097	1,086,873	1,750,000	500,000	4,225,650
Percent available for investment	95%	97%	98%	99%	98%	98%	98%
Acquisition Costs	87,617,113	178,645,623	119,887,283	96,937,043	86,416,292	32,629,285	201,428,152
Prepaid items and fees related to purchase of property	4,476,342	3,552,049	1,278,260	650,851	716,292	644,696	4,022,904
Cash down payment	81,871,190	173,295,441	117,431,187	95,323,304	70,000,000	16,984,589	84,425,248
Acquisition fees	1,269,581	1,798,133	1,177,836	962,888	700,000	-	3,430,000
Finance Coordination Fee	-	-	-	-	-	-	1,550,000
Other: Digital Assets - Bitcoin	-	-	-	-	15,000,000	15,000,000	108,000,000

Percent Leverage of underlying real estate investment	34%	0%	0%	0%	0%	58%	60%
Date Offering Began	11/17/2022	9/28/2023	4/18/2024	7/8/2024	12/3/2024	3/31/2025	7/8/2025
Date offering closed	12/28/2023	12/27/2024	12/31/2024	12/31/2024	5/1/2025	8/8/2025	12/31/2025
Length of Offering (in months)	13.5	15.2	8.6	5.9	5.0	4.3	5.9
Months to Invest 90% of amount available	13.5	7.7	4.5	4.9	3.0	4.3	5.9

* Derived from audited financial statements

91

Table II- Managers Compensation (unaudited)- summarizes the compensation the Manager received from the projects closed during the most recent three years (i.e., between January 1, 2023 and December 31, 2025) as of December 31, 2025:

Type of Compensation	CE 22	CE 23	CE 24	CE 25	CE 26 (10X SCF)	CE 27	CE 28
Date Offering Commenced	11/17/2022	9/28/2023	4/18/2024	7/8/2024	12/3/2024	3/31/2025	7/8/2025
Dollar Amount Raised	$92,500,000	$185,113,600	$122,450,000	$98,045,550	$88,350,000	$33,150,000	$205,709,600
Amount paid to sponsor from proceeds of Offering:
-Acquisition Fee	1,269,581	1,798,133	1,177,836	962,888	700,000	-	3,430,000
-Finance Coordination Fee	-	-	-	-	-	-	1,550,000
Other(1)	235,672	451,573	135,100	26,933	183,708	20,715	55,798

Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	7,945,909	13,637,646	13,435,176	8,345,576	2,454,754	1,116,624	1,133,980
Amount paid to sponsor from operations:
-Asset Management Fees	712,651	262,155	1,091,752	490,657	223,120	438	-
-Due Diligence Expense	-	-	-	-	-	-	-
-Incentive Fees	742,083	240,957		4,852
-Organizational Fees and Expenses	235,672	431,376	129,620	194,872	414,760	158,833	502,006

1 Reimbursement of offering and other expenses paid on behalf of Fund

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Tables III(a) – III(k) – Operating Results of Prior Projects - set forth the operating results of properties included in prior real estate projects the offerings of which closed in the most recent five years (i.e., between January 1, 2021 and December 31, 2025):

Table III(a) – Operating Results of CE XI (unaudited)

	CE XI
	Period from Jan 4, 2021 (Date of Inception) to Dec 31, 2021	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$5,924,043	$9,398,743	$10,305,839	$9,946,749	$10,006,823
Less-Operating expenses	2,613,783	4,188,379	4,707,531	4,483,355	4,627,067
Net operating income	3,310,260	5,210,364	5,598,308	5,463,394	5,379,756
Interest expense	1,344,877	1,898,650	1,898,650	1,898,650	1,898,650
Tax depreciation and amortization	19,996,683	2,325,748	2,304,521	2,304,342	2,310,159

Net income(loss) - Accrual basis	$(18,031,300)	$985,966	$1,395,137	$1,260,402	$1,170,947

Taxable Income from operations-Cash basis	$(17,859,123)	$433,582	$953,527	$746,249	$364,690
Cash generated from operations	2,137,560	2,759,330	3,258,048	3,050,591	2,674,849
Cash used in investing activities	-	-	-	-	-
Cash used in financing activities	-	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	1,239,404	2,662,269	2,724,392	2,841,216	2,796,553
-less cash distribution to Manager	290,728	617,141	634,562	150,000	378,500
Cash generated after cash distributions	607,428	(520,080)	(100,906)	59,375	(500,204)

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(465.08)	$11.29	$24.83	$19.43	$9.50
Cash Distributions Paid to Investors (1)
-From Operations	$32.28	$69.33	$70.95	$73.99	$72.83

Summary Balance Sheet:
Total assets (before depreciation)	$101,351,550	$100,358,123	$172,258,632	$174,474,612	$175,639,059

Fixed assets	$78,873,292	$76,796,366	$145,212,754	$145,279,042	$144,703,131
Cash, including restricted	2,311,538	1,347,139	2,470,413	2,391,986	718,136
Other assets	214,229	146,016	268,630	258,695	1,429,032
Total assets (after depreciation)	$81,399,059	$78,289,521	$147,951,797	$147,929,723	$146,850,299

Current liabilities	$548,944	$465,363	$556,565	$580,513	$736,897
Long-term liabilities	63,080,178	63,146,466	63,212,754	63,279,042	63,345,330
Total liabilities	63,629,122	63,611,829	63,769,319	63,859,555	64,082,227
Members' Capital	17,769,937	14,677,692	84,182,478	84,070,168	82,768,072
Total Liabilities and Members' Capital	$81,399,059	$78,289,521	$147,951,797	$147,929,723	$146,850,299

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

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Table III(b) – Operating Results of CE XII (unaudited)

	CE XII
	Period from Mar 1, 2021 (Date of Inception) to Dec 31, 2021	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$5,420,278	$8,497,997	$9,872,029	$9,637,446	$9,950,519
Less-Operating expenses	2,037,790	3,266,698	4,361,732	4,176,552	3,773,448
Net operating income	3,382,488	5,231,299	5,510,297	5,460,894	6,177,071
Interest expense	1,184,777	2,010,175	2,201,437	2,368,193	2,346,662
Tax depreciation and amortization	11,714,966	1,883,755	1,779,518	2,338,386	4,157,107

Net income(loss) - Accrual basis	$(9,517,255)	$1,337,369	$1,529,342	$754,315	$(326,698)

Taxable Income from operations-Cash basis	$(9,098,802)	$1,168,668	$799,588	$3,012,681	$(3,239,968)
Cash generated from operations	2,616,164	3,052,423	2,579,106	5,351,067	917,139
Cash used in investing activities	-	-	-	-	-
Cash used in financing activities	-	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	1,134,768	2,279,770	2,102,132	2,334,620	2,357,885
-less cash distribution to Manager	266,178	528,823	489,178	543,698	667,802
Cash generated after cash distributions	1,215,218	243,830	(12,204)	2,472,749	(2,108,548)

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(272.42)	$34.99	$23.94	$90.20	$(97.01)
Cash Distributions Paid to Investors (1)
-From Operations	$33.98	$68.26	$62.94	$69.90	$70.60

Summary Balance Sheet:
Total assets (before depreciation)	$94,488,166	$96,318,323	$145,577,565	$139,476,021	$147,256,251

Fixed assets	$80,678,614	$80,327,516	$124,697,167	$109,884,004	$117,306,662
Cash, including restricted	1,450,065	2,028,671	2,308,330	4,089,791	3,160,999
Other assets	719,167	597,776	3,507,647	8,099,419	5,561,641
Total assets (after depreciation)	$82,847,846	$82,953,963	$130,513,144	$122,073,214	$126,029,302

Current liabilities	$1,309,754	$1,417,485	$2,494,170	$5,166,317	$2,845,835
Long-term liabilities	60,414,372	62,099,708	64,086,984	66,357,881	70,039,888
Total liabilities	61,724,126	63,517,193	66,581,154	71,524,198	72,885,723
Members' Capital	21,123,720	19,436,770	63,931,990	50,549,016	53,143,579
Total Liabilities and Members' Capital	$82,847,846	$82,953,963	$130,513,144	$122,073,214	$126,029,302

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

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Table III(c) – Operating Results of CE XIV (unaudited)

	CE XIV
	Period from May 18, 2021 (Date of Inception) to Dec 31, 2021	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$3,089,675	$6,310,014	$7,025,005	$7,568,541	$8,105,852
Less-Operating expenses	2,809,722	5,050,658	3,352,248	3,275,271	3,264,222
Net operating income	279,953	1,259,356	3,672,757	4,293,270	4,841,630
Interest expense	1,409,187	2,589,766	2,874,499	3,477,000	3,467,500
Tax depreciation and amortization	-	3,309,578	3,113,035	1,688,926	2,108,902

Net income(loss) - Accrual basis	$(1,129,234)	$(4,639,988)	$(2,314,777)	$(872,656)	$(734,772)

Taxable Income from operations-Cash basis	$(12,763,493)	$(4,592,308)	$(5,275,820)	$(1,300,965)	$(1,819,723)
Cash generated from operations	$(1,129,234)	(1,282,730)	(2,162,785)	387,961	289,179
Cash used in investing activities	-	-	-	-	-
Cash used in financing activities	(1,197,307)	-	-	-	-
Cash generated from refinancing or sale	4,605,241	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	2,870,000	-	-	871,673	848,784
-less cash distribution to Manager	-	-	-	-	5,965
Cash generated after cash distributions	(591,300)	(1,282,730)	(2,162,785)	(483,712)	(565,570)

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(622.61)	$(224.02)	$(257.36)	$(63.46)	$(88.77)
Cash Distributions Paid to Investors (1)
-From Operations	$140.00	$-	$-	$42.52	$41.40

Summary Balance Sheet:
Total assets (before depreciation)	$70,605,148	$71,382,898	$118,253,804	$128,606,188	$133,821,039

Fixed assets	$69,596,305	$55,511,009	$99,402,102	$108,632,554	$114,443,759
Cash, including restricted	823,992	1,745,752	3,665,775	480,382	239,388
Other assets	184,851	382,229	256,737	3,005,587	1,163,554
Total assets (after depreciation)	$70,605,148	$57,638,990	$103,324,614	$112,118,523	$115,846,701

Current liabilities	$598,999	$683,757	$876,518	$1,045,314	$936,845
Long-term liabilities	54,052,693	57,770,298	62,402,101	62,532,552	62,663,003
Total liabilities	54,651,692	58,454,055	63,278,619	63,577,866	63,599,848
Members' Capital	15,953,456	(815,065)	40,045,995	48,540,657	52,246,853
Total Liabilities and Members' Capital	$70,605,148	$57,638,990	$103,324,614	$112,118,523	$115,846,701

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

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Table III(d) – Operating Results of CE XV (unaudited)

	CE XV
	Period from May 24, 2021 (Date of Inception) to Dec 31, 2021	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$3,726,655	14,760,562	14,629,551	14,866,362	14,878,822
Less-Operating expenses	1,546,926	7,490,209	7,745,073	6,880,907	4,580,207
Net operating income	2,179,729	7,270,353	6,884,478	7,985,455	10,298,615
Interest expense	1,087,075	3,557,700	3,557,700	4,939,553	7,442,578
Tax depreciation and amortization	43,395,349	5,217,312	5,251,784	5,183,847	8,117,120

Net income(loss) - Accrual basis	$(42,302,695)	$(1,504,659)	$(1,925,006)	$(2,137,945)	$(5,261,083)

Taxable Income from operations-Cash basis	$(41,428,008)	$609,644	$(2,214,312)	$(2,270,618)	$(8,523,060)
Cash generated from operations	1,967,341	5,826,956	3,037,472	2,913,229	(405,940)
Cash used in investing activities	-	-	-	-	-
Cash used in financing activities	-	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	493,005	2,783,097	2,783,073	3,061,655	3,135,922
-less cash distribution to Manager	-	302,620	30,000	69,734	41,219
Cash generated after cash distributions	1,474,336	2,741,239	224,399	(218,160)	(3,583,082)

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(596.95)	$8.78	$(31.91)	$(32.72)	$(122.81)
Cash Distributions Paid to Investors (1)
-From Operations	$7.10	$40.10	$40.10	$44.12	$45.19

Summary Balance Sheet:
Total assets (before depreciation)	$189,510,959	$191,350,323	$237,795,823	$266,326,786	$272,260,690

Fixed assets	$142,697,264	$137,793,843	$177,758,062	$201,935,910	$201,906,232
Cash, including restricted	3,093,285	4,883,536	2,606,532	1,654,101	932,341
Other assets	394,524	407,596	4,191,947	4,591,494	6,337,373
Total assets (after depreciation)	$146,185,073	$143,084,975	$184,556,541	$208,181,505	$209,175,946

Current liabilities	$2,882,657	$4,126,110	$4,817,545	$6,241,091	$4,726,913
Long-term liabilities	119,002,363	119,280,213	119,558,063	119,165,913	128,113,568
Total liabilities	121,885,020	123,406,323	124,375,608	125,407,004	132,840,481
Members' Capital	24,300,053	19,678,652	60,180,933	82,774,501	76,335,465
Total Liabilities and Members' Capital	$146,185,073	$143,084,975	$184,556,541	$208,181,505	$209,175,946

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

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Table III(e) – Operating Results of CE XVI (unaudited)

	CE XVI
	Period from Jun 24, 2021 (Date of Inception) to Dec 31, 2021	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$637,180	$12,224,607	$13,143,305	$13,336,097	$13,238,514
Less-Operating expenses	140,377	2,901,260	5,485,460	5,122,463	5,226,914
Net operating income	496,803	9,323,347	7,657,845	8,213,634	8,011,600
Interest expense	355,060	5,676,567	7,583,843	7,592,337	6,403,001
Non-operating - Tax depreciation and amortization	33,413,376	16,497,848	11,135,019	9,736,637	9,296,372

Net income(loss) - Accrual basis	$(33,271,633)	$(12,851,068)	$(11,061,017)	$(9,115,340)	$(7,687,773)

Taxable Income from operations-Cash basis	$(32,957,853)	$(14,345,687)	$(4,609,216)	$(7,301,370)	$(5,142,893	)(2)
Cash generated from operations	455,523	2,152,161	6,525,803	2,435,267	4,153,479
Cash used in investing activities	-	-	-	-	-
Cash used in financing activities	-	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	-	1,544,386	985,440	985,401	982,200
-less cash distribution to Manager	-	-	-	-	-
Cash generated after cash distributions	455,523	607,775	5,540,363	1,449,866	3,171,279

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(671.79)	$(292.41)	$(93.95)	$(148.83)	$(104.83)
Cash Distributions Paid to Investors (1)
-From Operations	$-	$31.48	$20.09	$20.09	$20.02

Summary Balance Sheet:
Total assets (before depreciation)	$182,133,771	$178,054,313	$173,854,336	$174,254,356	$174,516,546

Fixed assets	$169,665,480	$161,052,896	$151,794,037	$142,557,916	$133,290,781
Cash, including restricted	1,821,599	1,826,472	699,083	586,453	440,686
Other assets	9,239,267	5,135,317	2,052,777	2,528,874	2,928,300
Total assets (after depreciation)	$180,726,345	$168,014,685	$154,545,896	$145,673,243	$136,659,767

Current liabilities	$627,399	$1,457,499	$5,431,453	$6,092,573	$15,061,659
Long-term liabilities	133,138,946	133,725,593	130,508,710	133,701,392	128,220,741
Total liabilities	133,766,345	135,183,092	135,940,163	139,793,965	143,282,400
Members' Capital	46,959,999	32,831,593	18,605,733	5,879,278	(6,622,633)
Total Liabilities and Members' Capital	$180,726,345	$168,014,685	$154,545,896	$145,673,243	$136,659,767

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

97

Table III(f) – Operating Results of CE XVII (unaudited)

	CE XVII
	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$9,275,649	$8,414,372	$8,249,285	$8,240,918
Less-Operating expenses	3,427,361	3,471,505	3,418,030	3,518,968
Net operating income	5,848,288	4,942,867	4,831,255	4,721,950
Interest expense	3,402,960	4,543,610	4,539,828	3,871,384
Non-operating - Tax depreciation and amortization	8,737,962	5,594,646	5,394,922	5,407,667

Net income(loss) - Accrual basis	$(6,292,634)	$(5,195,389)	$(5,103,495)	$(4,557,101)

Taxable Income from operations-Cash basis	$(7,094,916)	$(2,417,926)	$(3,847,389)	$(3,260,394)
Cash generated from operations	1,643,047	3,176,720	1,547,533	2,147,273
Cash used in investing activities	-	-	-	-
Cash used in financing activities	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	820,402	828,912	783,964	550,874
-less cash distribution to Manager	-	-	-	-
Cash generated after cash distributions	822,645	2,347,808	763,569	1,596,399

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(258.00)	$(87.92)	$(139.91)	$(118.56)
Cash Distributions Paid to Investors (1)
-From Operations	$29.83	$30.14	$28.51	$20.03

Summary Balance Sheet:
Total assets (before depreciation)	$104,149,579	$103,017,010	$103,141,785	$102,913,289

Fixed assets	$94,336,640	$89,326,372	$84,604,730	$79,598,550
Cash, including restricted	2,146,466	1,334,817	1,046,390	541,387
Other assets	2,232,994	1,905,210	2,013,723	2,268,096
Total assets (after depreciation)	$98,716,099	$92,566,399	$87,664,843	$82,408,033

Current liabilities	$962,080	$1,050,395	$3,838,219	$7,359,545
Long-term liabilities	79,551,011	79,850,865	79,529,029	77,874,374
Total liabilities	80,513,091	80,901,261	83,367,248	85,233,919
Members' Capital	18,203,009	11,665,138	4,297,595	(2,825,886)
Total Liabilities and Members' Capital	$98,716,099	$92,566,399	$87,664,843	$82,408,033

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

98

Table III(g) – Operating Results of CE XVIII (unaudited)

	CE XVIII
	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$7,419,402	$8,708,844	$8,645,022	$8,818,359
Less-Operating expenses	2,122,067	3,677,689	3,401,241	3,515,009
Net operating income	5,297,335	5,031,155	5,243,781	5,303,350
Interest expense	3,627,929	4,718,660	4,860,184	4,869,141
Non-operating - Tax depreciation and amortization	9,640,893	6,557,890	5,518,414	5,024,918

Net income(loss) - Accrual basis	$(7,971,487)	$(6,245,395)	$(5,134,817)	$(4,590,709)

Taxable Income from operations-Cash basis	$(11,330,820)	$(3,339,062)	$(4,606,063)	$(2,970,329)
Cash generated from operations	(1,689,927)	3,218,828	912,351	2,054,589
Cash used in investing activities	-	-	-	-
Cash used in financing activities	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	586,534	542,544	542,556	538,023
-less cash distribution to Manager	-	-	-	-
Cash generated after cash distributions	(2,276,461)	2,676,284	369,795	1,516,566

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(528.00)	$(155.59)	$(214.63)	$(138.41)
Cash Distributions Paid to Investors (1)
-From Operations	$27.33	$25.28	$25.28	$25.07

Summary Balance Sheet:
Total assets (before depreciation)	$89,919,047	$88,699,436	$90,952,107	$89,483,072

Fixed assets	$79,611,015	$74,635,558	$69,937,817	$65,008,366
Cash, including restricted	2,287,714	1,078,387	517,546	30,760
Other assets	2,663,511	2,716,018	5,401,901	4,333,968
Total assets (after depreciation)	$84,562,241	$78,429,963	$75,857,264	$69,373,094

Current liabilities	$1,036,309	$923,506	$3,769,123	$4,375,552
Long-term liabilities	73,188,742	75,266,754	77,364,700	77,063,668
Total liabilities	74,225,051	76,190,260	81,133,823	81,439,220
Members' Capital	10,337,190	2,239,703	(5,276,559)	(12,066,126)
Total Liabilities and Members' Capital	$84,562,241	$78,429,963	$75,857,264	$69,373,094

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

99

Table III(h) – Operating Results of CE XIX (unaudited)

	CE XIX
	Year Ended Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$18,928,412	$20,204,352	$21,148,993	$21,457,701
Less-Operating expenses	7,701,626	8,272,950	8,821,080	8,811,928
Net operating income	11,226,786	11,931,402	12,327,913	12,645,773
Interest expense	7,382,110	9,818,944	10,077,136	10,171,055
Non-operating - Tax depreciation and amortization	61,584,704	7,742,189	11,208,798	7,319,946

Net income(loss) - Accrual basis	$(57,740,028)	$(5,629,731)	$(8,958,021)	$(4,845,228)

Taxable Income from operations-Cash basis	$(59,660,965)	$(7,858,028)	$(11,104,878)	$(6,048,547	)(2)
Cash generated from operations	1,923,739	(115,839)	103,920	1,271,399
Cash used in investing activities	-	-	-	-
Cash used in financing activities	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	559,769	862,208	1,147,382	2,550,971
-less cash distribution to Manager	-	-	-	-
Cash generated after cash distributions	1,363,970	(978,047)	(1,043,462)	(1,279,572)

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(744.69)	$(98.08)	$(138.61)	$(75.50)
Cash Distributions Paid to Investors (1)
-From Operations	$6.99	$10.76	$14.32	$31.84

Summary Balance Sheet:
Total assets (before depreciation)	$244,115,403	$245,194,373	$240,137,738	$246,140,248

Fixed assets	$175,965,070	$171,703,242	$166,784,697	$161,211,481
Cash, including restricted	3,855,343	1,520,257	769,335	666,518
Other assets	4,396,981	6,684,343	2,240,650	8,622,784
Total assets (after depreciation)	$184,217,394	$179,907,843	$169,794,682	$170,500,783

Current liabilities	$2,549,921	$2,519,695	$7,895,709	$8,720,667
Long-term liabilities	165,086,344	174,718,954	172,115,614	173,356,811
Total liabilities	167,636,265	177,238,649	180,011,323	182,077,478
Members' Capital	16,581,129	2,669,194	(10,216,641)	(11,576,695)
Total Liabilities and Members' Capital	$184,217,394	$179,907,843	$169,794,682	$170,500,783

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

100

Table III(i) – Operating Results of CE 20 (unaudited)

	CE 20
	Period from Mar 24, 2022 (Date of Inception) to Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$6,475,247	$9,048,732	$9,234,430	$8,138,803
Less-Operating expenses	1,856,069	4,031,750	3,674,694	2,777,717
Net operating income	4,619,178	5,016,982	5,559,736	5,361,086
Interest expense	3,319,544	5,306,932	4,993,083	4,093,567
Non-operating - Tax depreciation and amortization	8,814,614	8,460,968	7,219,860	5,985,515

Net income(loss) - Accrual basis	$(7,514,979)	$(8,750,918)	$(6,653,207)	$(4,717,996)

Taxable Income from operations-Cash basis	$(7,789,710)	$(3,500,136)	$(4,288,085)	$(2,158,439)
Cash generated from operations	1,024,903	4,960,832	2,931,775	3,827,076
Cash used in investing activities	-	-	-	-
Cash used in financing activities	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	525,397	388,860	388,883	777,896
-less cash distribution to Manager	-	-	-	-
Cash generated after cash distributions	499,506	4,571,972	2,542,892	3,049,180

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(200.25)	$(89.98)	$(110.23)	$(55.49)
Cash Distributions Paid to Investors (1)
-From Operations	$13.51	$10.00	$10.00	$20.00

Summary Balance Sheet:
Total assets (before depreciation)	$120,446,735	$102,785,960	$120,273,649	$102,975,285

Fixed assets	$111,269,292	$90,475,990	$97,827,507	$78,831,130
Cash, including restricted	1,490,809	736,685	771,031	1,562,995
Other assets	2,641,601	1,386,334	3,174,320	749,349
Total assets (after depreciation)	$115,401,701	$92,599,009	$101,772,858	$81,143,474

Current liabilities	$991,421	$987,117	$3,257,625	$756,924
Long-term liabilities	84,784,165	73,681,385	85,351,006	63,756,203
Total liabilities	85,775,586	74,668,503	88,608,631	64,513,127
Members' Capital	29,626,115	17,854,509	13,164,227	16,630,347
Total Liabilities and Members' Capital	$115,401,701	$92,523,012	$101,772,858	$81,143,474

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

101

Table III(j) – Operating Results of CE 21 (unaudited)

	CE 21
	Period from Nov 22, 2022 (Date of Inception) to Dec 31, 2022	Year Ended Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$571,514	$6,792,007	$5,650,522	$5,821,912
Less-Operating expenses	238,784	2,475,369	2,074,233	2,298,360
Net operating income	332,730	4,316,638	3,576,289	3,523,552
Interest expense	-	-	-	-
Non-operating - Tax depreciation and amortization	236,691	2,856,363	2,978,224	3,295,977

Net income(loss) - Accrual basis	$96,039	$1,460,275	$598,065	$227,575

Taxable Income from operations-Cash basis	$470,916	$3,221,217	$912,100	$(975,301	)(2)
Cash generated from operations	707,607	6,077,580	3,890,324	2,320,676
Cash used in investing activities	-	-	-	-
Cash used in financing activities	-	-	-	-
Cash generated from refinancing or sale	-	-	-	-
Less-Cash distributions to investors
-from operating cash flow	-	3,144,749	3,487,476	3,524,647
-less cash distribution to Manager	-	637,344	347,386	-
Cash generated after cash distributions	707,607	2,295,487	55,462	(1,203,971)

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$8.02	$54.88	$15.54	$(16.62)
Cash Distributions Paid to Investors (1)
-From Operations	$-	$53.57	$59.41	$60.05

Summary Balance Sheet:
Total assets (before depreciation)	$46,266,891	$61,023,698	$59,731,923	$57,383,926

Fixed assets	$41,728,666	$40,428,951	$45,997,446	$48,169,680
Cash, including restricted	-	14,142,218	7,538,161	2,434,836
Other assets	4,301,534	4,464,516	2,343,812	716,776
Total assets (after depreciation)	$46,030,200	$59,035,685	$55,879,419	$51,321,292

Current liabilities	$2,274,464	$2,770,777	$3,844,558	$3,006,201
Long-term liabilities	-	-	-	-
Total liabilities	2,274,464	2,770,777	3,844,558	3,006,201
Members' Capital	43,755,736	56,264,908	52,034,861	48,315,091
Total Liabilities and Members' Capital	$46,030,200	$59,035,685	$55,879,419	$51,321,292

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

102

Table III(k) – Operating Results of CE 22 (unaudited)

	CE 22
	Period from Aug 24, 2023 (Date of Inception) to Dec 31, 2023	Year Ended Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$2,186,565	$11,204,580	$10,617,871
Less-Operating expenses	804,627	4,680,449	4,436,004
Net operating income	1,381,938	6,524,131	6,181,867
Interest expense	-	-	-
Non-operating - Tax depreciation and amortization	24,529,441	13,467,474	7,226,933

Net income(loss) - Accrual basis	$(23,147,503)	$(6,943,343)	$(1,045,066)

Taxable Income from operations-Cash basis	$(20,217,218)	$(207,518)	$(21,259	)(2)
Cash generated from operations	4,312,223	13,259,956	7,205,674
Cash used in investing activities	-	-	-
Cash used in financing activities	-	-	-
Cash generated from refinancing or sale	-	-	-
Less-Cash distributions to investors
-from operating cash flow	1,585,967	6,105,445	4,624,694
-less cash distribution to Manager	384,794	357,289	-
Cash generated after cash distributions	2,341,462	6,797,222	2,580,980

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(218.56)	$(2.24)	$(0.23)
Cash Distributions Paid to Investors (1)
-From Operations	$17.15	$66.00	$50.00

Summary Balance Sheet:
Total assets (before depreciation)	$125,662,085	$119,409,246	$118,783,427

Fixed assets	$114,048,105	$107,204,385	$100,240,778
Cash, including restricted	1,231,868	1,769,669	1,180,641
Other assets	9,080,620	2,148,609	2,085,589
Total assets (after depreciation)	$124,360,593	$111,122,663	$103,507,008

Current liabilities	$520,877	$614,717	$597,724
Long-term liabilities	34,753,614	36,004,645	37,255,674
Total liabilities	35,274,492	36,619,362	37,853,398
Members' Capital	89,086,101	74,503,301	65,653,610
Total Liabilities and Members' Capital	$124,360,593	$111,122,663	$103,507,008

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

103

Table III(l) – Operating Results of CE 23 (unaudited)

	CE 23	CE 23
	Period from Mar 21, 2024 (Date of Inception) to Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$11,170,689	$16,780,495
Less-Operating expenses	4,879,039	7,503,281
Net operating income	6,291,650	9,277,214
Interest expense	-	-
Non-operating - Tax depreciation and amortization	12,596,413	11,437,343

Net income(loss) - Accrual basis	$(6,304,763)	$(2,160,129)

Taxable Income from operations-Cash basis	$(9,483,374)	$(912,736	)(2)
Cash generated from operations	3,113,039	10,524,607
Cash used in investing activities	-	-
Cash used in financing activities	-	-
Cash generated from refinancing or sale	-	-
Less-Cash distributions to investors
-from operating cash flow	6,911,924	9,267,619
-less cash distribution to Manager	240,957	-
Cash generated after cash distributions	(4,039,842)	1,256,988

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(51.23)	$(4.93)
Cash Distributions Paid to Investors (1)
-From Operations	$37.34	$50.06

Summary Balance Sheet:
Total assets (before depreciation)	$181,977,524	$180,388,132

Fixed assets	$168,301,556	$157,302,035
Cash, including restricted	2,426,148	1,931,143
Other assets	3,665,274	2,604,482
Total assets (after depreciation)	$174,392,978	$161,837,660

Current liabilities	$1,791,033	$1,325,471
Long-term liabilities	-	-
Total liabilities	1,791,033	1,325,471
Members' Capital	172,601,945	160,512,189
Total Liabilities and Members' Capital	$174,392,978	$161,837,660

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

104

Table III(m) – Operating Results of CE 24 (unaudited)

	CE 24		CE 24
	Period from Jun 18, 2024 (Date of Inception) to Dec 31, 2024		Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$6,516,700		$12,469,378
Less-Operating expenses	2,695,381		5,201,352
Net operating income	3,821,319		7,268,026
Interest expense	-		-
Non-operating - Tax depreciation and amortization	20,036,383		10,536,123

Net income(loss) - Accrual basis	$(5,022,085)		$(3,268,097)

Taxable Income from operations-Cash basis	$(16,779,719	)(2)	$(359,611	)(2)
Cash generated from operations	3,258,669		10,176,512
Cash used in investing activities	-		-
Cash used in financing activities	-		-
Cash generated from refinancing or sale	-		-
Less-Cash distributions to investors
-from operating cash flow	2,504,738		6,419,822
-less cash distribution to Manager	-		-
Cash generated after cash distributions	328,652		3,756,690

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(49.08)		$(2.94)
Cash Distributions Paid to Investors (1)
-From Operations	$20.46		$52.43

Summary Balance Sheet:
Total assets (before depreciation)	$117,952,805		$113,743,613

Fixed assets	$106,669,351		$99,750,491
Cash, including restricted	2,752,970		2,217,124
Other assets	5,050,704		1,335,842
Total assets (after depreciation)	$114,473,025		$103,303,457

Current liabilities	$664,919		$574,649
Long-term liabilities	-		-
Total liabilities	664,919		574,649
Members' Capital	113,808,106		102,728,808
Total Liabilities and Members' Capital	$114,473,025		$103,303,457

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%		100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

105

Table III(n) – Operating Results of CE 25 (unaudited)

	CE 25	CE 25
	Period from Sep 16, 2024 (Date of Inception) to Dec 31, 2024	Year Ended Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$2,528,928	$8,774,416
Less-Operating expenses	931,421	3,657,579
Net operating income	1,597,507	5,116,837
Interest expense	-	-
Non-operating - Tax depreciation and amortization	14,226,929	8,258,360

Net income(loss) - Accrual basis	$(2,026,699)	$(3,141,523)

Taxable Income from operations-Cash basis	$(12,929,821)	$(1,209,892	)(2)
Cash generated from operations	(1,297,108)	7,048,468
Cash used in investing activities	-	-
Cash used in financing activities	-	-
Cash generated from refinancing or sale	-	-
Less-Cash distributions to investors
-from operating cash flow	593,334	4,891,657
-less cash distribution to Manager	4,852	-
Cash generated after cash distributions	(9,863,988)	2,156,811

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(131.47)	$(12.34)
Cash Distributions Paid to Investors (1)
-From Operations	$6.05	$49.89

Summary Balance Sheet:
Total assets (before depreciation)	$97,148,925	$95,087,544

Fixed assets	$91,355,109	$85,094,388
Cash, including restricted	547,334	1,231,688
Other assets	3,678,914	923,624
Total assets (after depreciation)	$95,581,357	$87,249,700

Current liabilities	$452,796	$309,729
Long-term liabilities	-	-
Total liabilities	452,796	309,729
Members' Capital	95,128,561	86,939,971
Total Liabilities and Members' Capital	$95,581,357	$87,249,700

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%	100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

106

Table III(o) – Operating Results of CE 26, CE 27, and CE 28 (unaudited)

	CE 26 (10X SCF)		CE 27		CE 28
	Year Ended Dec 31, 2025		Period from Aug 8, 2025 (Date of Inception) to Dec 31, 2025		Period from Jul 18, 2025 (Date of Inception) to Dec 31, 2025
Summary of Income Statement Data:
Gross revenue-	$5,811,195		$1,535,241		$7,661,702
Less-Operating expenses	2,357,461		523,967		2,864,145
Net operating income	3,453,734		1,011,274		4,797,557
Interest expense	-		772,179		4,512,137
Non-operating - Tax depreciation and amortization	14,884,898		1,129,062		42,365,133

Net income(loss) - Accrual basis	$(11,431,164)		$(889,967)		$(42,079,713)

Taxable Income from operations-Cash basis	$(12,430,144	)(2)	$(12,438	)(2)	$(41,231,153	)(2)
Cash generated from operations	2,454,754		1,116,624		1,133,980
Cash used in investing activities	-		-		-
Cash used in financing activities	-		-		-
Cash generated from refinancing or sale	-		-		-
Less-Cash distributions to investors
-from operating cash flow	377,459		50,002		-
-less cash distribution to Manager	-		-		-
Cash generated after cash distributions	2,077,295		1,066,622		1,133,980

Tax and Distributions Data Per $1,000 Invested:
Federal Income Tax Results:
Ordinary income(loss) from operations	$(140.69)		$(0.38)		$(200.43)
Cash Distributions Paid to Investors (1)
-From Operations	$4.27		$1.51		$-

Summary Balance Sheet:
Total assets (before depreciation)	$108,780,896		$19,424,467		$394,085,683

Fixed assets	$75,163,532		$14,870,099		$183,674,725
Cash, including restricted	1,554,125		294,831		1,797,728
Other assets	17,086,416		141,352		166,735,703
Total assets (after depreciation)	$93,804,073		$15,306,282		$352,208,156

Current liabilities	$528,207		$142,780		$1,648,406
Long-term liabilities	-		12,026,481		130,686,944
Total liabilities	528,207		12,169,261		132,335,350
Members' Capital	93,275,866		3,137,021		219,872,806
Total Liabilities and Members' Capital	$93,804,073		$15,306,282		$352,208,156

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition costs of properties retained divided by original total acquisitions cost of all properties in program	100%		100%		100%

Notes:

(1)	Cash Distributions to Investors - This amount represents Investment Income paid to Investors - from the operating cash flow of the SPE.
(2)	Taxable income calculated using straight-line depreciation

107

Table IV

Inapplicable as no properties have been disposed of.

Table V

In applicable as no properties have been disposed of.

TABLE VI – Acquisition of Properties by Project (unaudited) - Summarizes the purchase of property within last three years:

	Location	Units	Rentable SQFT	Purchased	Price	Cash Payment	Financing	Leverage
CE 22a-CEOF-1	Florida	327	340,744	8/24/2023	99,250,000	48,892,000	50,358,000.00	51%
CE 22b-CEOF-1	Florida	236	222,784	12/28/2023	54,000,000	54,000,000	-	0%
CE 23-CEOF-1	Florida	252	228,894	3/21/2024	56,000,000	56,000,000	-	0%
CE 23-CEOF-2	Florida	382	368,424	5/15/2024	150,000,000	150,000,000	-	0%
CE 24-CEOF-2	Florida	468	486,780	6/18/2024	128,200,000	128,200,000	-	0%
CE 25-CEOF-2	Florida	331	311,471	9/16/2024	114,750,000	114,750,000	-	0%
CE 26 (10X SCF)	Florida	300	287,845	12/19/2024	85,000,000	85,000,000	-	0%
CE 28	Florida	366	407,112	7/19/2025	343,000,000	203,000,000	140,000,000.00	41%

108

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will typically engage a third-party property manager to manage properties in conjunction with Cardone Real Estate Acquisitions, LLC, an affiliate of the Manager. Generally, management costs will be a percentage of gross revenues not to exceed four percent (4%).

LIMITATIONS OF LIABILITY

As permitted by Delaware law, our Operating Agreement provides:

•	we will indemnify our Manager to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

•

we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

Disclosure of commission position on indemnification for securities liabilities

The Company’s Operating Agreement, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify its officers and directors against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the Company if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, may be unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

109

F-1

INDEPENDENT AUDITOR'S REPORT

Cardone Non Accredited Fund, LLC

Aventura, Florida

Opinion

We have audited the accompanying financial statements of Cardone Non Accredited Fund, LLC, which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in members' equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardone Non Accredited Fund, LLC as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Cardone Non Accredited Fund, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Cardone Non Accredited Fund, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on these financial statements.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

·	Exercise professional judgment and maintain professional skepticism throughout the audit.

·

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

·

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Cardone Non Accredited Fund, LLC’s internal control. Accordingly, no such opinion is expressed.

·

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

·

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Cardone Non Accredited Fund, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Kaufman, Rossin & Co., P.A.
April 30, 2026 Miami, Florida

F-3

For the Years Ended December 31, 2025 and 2024

F-4

CARDONE NON ACCREDITED FUND, LLC

Balance Sheets
As of December 31, 2025 and 2024

	December 31, 2025	December 31, 2024
Assets
Cash	$834,158	$2,200,398
Investments in unconsolidated investees	41,538,401	43,685,163
Due from related parties	—	662,473
Other assets	32,355	32,332
Total Assets	42,404,914	46,580,366

Liabilities and Members' Equity
Liabilities:
Accounts payable	22,598	19,635
Accrued expenses — related parties	842,938	216,554
Offering proceeds	—	2,171,525
Divestitures payable	—	462,000
Distributions payable	598,115	485,493
Total Liabilities	1,463,651	3,355,207

Members' Equity:
Class A Units (750,000 authorized; 479,960.59 and 459,973.59 issued and outstanding as of December 31, 2025 and 2024)	47,976,059	45,997,359
Class B Units (1,000 authorized, issued and outstanding)	—	—
Accumulated distributions	(3,272,843)	(885,305)
Offering and syndication costs	(291,905)	(275,253)
Accumulated deficit	(3,470,048)	(1,611,642)
Total Members' Equity	40,941,263	43,225,159
Total Liabilities and Members' Equity	$42,404,914	$46,580,366

See accompanying notes, which are an integral part of these financial statements.

F-5

CARDONE NON ACCREDITED FUND, LLC

Statements of Operations
For the Years Ended December 31, 2025 and 2024

	December 31, 2025	December 31, 2024

Equity in losses of unconsolidated investees	$(1,254,636)	$(1,428,250)

Expenses
Asset management fee	482,189	211,591
Professional fees	161,170	65,927
Administrative and other	20	12,737
Total Expenses	643,379	290,255

Other Income (Expense)
Interest income	39,609	209,711
Interest expense	—	(86,633)
Other income	—	6,774
Total Other Income (Expense)	39,609	129,852

Net Loss	$(1,858,406)	$(1,588,653)

See accompanying notes, which are an integral part of these financial statements.

F-6

CARDONE NON ACCREDITED FUND, LLC

Statements of Changes in Members' Equity
For the Years Ended December 31, 2025 and 2024

		Class A		Class B
	Total	Units	Amount	Units	Amount
Balance, January 1, 2024	$2,011	250	$2,011	1,000	$—
Issuance of units	45,972,359	459,723.59	45,972,359	—	—
Offering and syndication costs	(275,253)	—	(275,253)	—	—
Distributions to unit holders	(885,305)	—	(885,305)	—	—
Net loss	(1,588,653)	—	(1,588,653)	—	—
Balance, December 31, 2024	43,225,159	459,973.59	43,225,159	1,000	—
Issuance of units	1,978,700	19,787.00	1,978,700	—	—
Offering and syndication costs	(16,652)	—	(16,652)	—	—
Distributions to unit holders	(2,387,538)	—	(2,387,538)	—	—
Net loss	(1,858,406)	—	(1,858,406)	—	—
Balance, December 31, 2025	$40,941,263	479,760.59	$40,941,263	1,000	$—

See accompanying notes, which are an integral part of these financial statements.

F-7

CARDONE NON ACCREDITED FUND, LLC

Statements of Cash Flows
For the Years Ended December 31, 2025 and 2024

	December 31, 2025	December 31, 2024
Cash Flows from Operating Activities
Net loss	$(1,858,406)	$(1,588,653)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of unconsolidated investees	1,254,636	1,428,250
Distributions from unconsolidated investees	2,468,326	836,998
Changes in operating assets and liabilities:
Other assets	(23)	(32,332)
Accounts payable	2,963	19,535
Accrued expenses — related parties	626,384	107,537
Net cash provided by operating activities	2,493,880	771,335

Cash Flows from Investing Activities
Investments in unconsolidated investees	(1,576,200)	(45,950,411)
Advances to related parties	662,473	(662,473)
Net cash used in investing activities	(913,727)	(46,612,884)

Cash Flows from Financing Activities
Offering proceeds	—	39,716,454
Offering and syndication costs	(16,652)	(169,258)
Divestitures payable	(654,825)	462,000
Distributions to unit holders	(2,274,916)	(399,812)
Net cash (used in) provided by financing activities	(2,946,393)	39,609,384
Net Change in Cash	(1,366,240)	(6,232,165)
Cash, beginning of year	2,200,398	8,432,563
Cash, end of year	$834,158	$2,200,398

Supplemental Disclosure of Cash Flow Information:
Interest paid	$86,633	$—
Income taxes paid	$—	$—
Supplemental Disclosure of Noncash Financing and Investing Activities:
Distributions declared and unpaid at the balance sheet date	$598,115	$485,493
Deferred offering costs converted to members' capital	$—	$105,995
Offering proceeds converted to members' capital	$2,171,525	$8,427,430

See accompanying notes, which are an integral part of these financial statements.

F-8

CARDONE NON ACCREDITED FUND, LLC

Notes to Financial Statements
For the years ended December 31, 2025 and 2024

NOTE 1: NATURE OF OPERATIONS

Cardone Non Accredited Fund, LLC (the “Company”), formerly known as Cardone Equal Opportunity Fund II, is a limited liability company organized January 31, 2022 under the laws of Delaware. The Company is located in Aventura, Florida. The Company was formed to raise up to $75 million under Regulation A Plus from a wide range of investors, with a primary focus on individual non-accredited investors, to acquire investments in multifamily and commercial real estate. The Company intends on investing through limited liability corporations (“Cardone Members LLC’s”) (treated as partnerships) that own a single multifamily property or commercial property (through single purpose entities “SPE”s). The Cardone Member LLC’s are co-owned by the Company (typically interests of less than 20%), and Cardone Equity Fund (“CEF”), related entities for accredited investors with common management. Grant Cardone, on a case by case basis, may own from 1% to 2.5% of the LLC’s. The fundraising activity will be primarily done through Cardone Capital LLC’s (the “Manager”) online platform. As of December 31, 2025, the Company has issued 479,761 Class A units and 1,000 Class B units and has invested in three multifamily real estate properties located in Florida.

The Company is not registered as an Investment Company under the Investment Company Act of 1940, as amended.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared under accounting principles generally accepted in the United States of America ("GAAP").

Cash and Concentration of Cash Balance

The Company's cash in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2025, the Company had approximately $584,000 with financial institutions in excess of federally insured limits.

Investment in Unconsolidated Investees

Investments in limited liability companies in which the Company has a noncontrolling interest, but otherwise exercises significant influence, are accounted for under the equity method of accounting whereby the investment is comprised of contributions, offset by distributions, and adjusted for the Company's proportionate share of the investee's earnings or losses. The Company's share of losses from an equity method investment is recognized only to the extent of the Company's investment in such entity. Once the Company's investment has been reduced to zero, the Company does not recognize additional losses unless the Company has guaranteed obligations to the investee, committed additional funding or is otherwise required to provide financial support. Management recognizes a loss on the value of its investments when an other than temporary decline has occurred based on analysis of the excess carrying value of the investment compared to its fair value and the length of time such excess occurs.

Distributions received from unconsolidated investees are classified using the nature of the distribution approach in the statement of cash flows. Under this approach, distributions received should be classified on the basis of the nature of the activity of the investee that generated the distribution as either a return on investment (classified as operating cash inflow) or a return of investment (classified as investing cash inflow). Distributions received in excess of basis are recognized as income in the statement of operations.

Offering Proceeds

Offering proceeds are reflected as liabilities and represent subscriptions received in advance of issuance of Class A units that will be converted to members' equity upon acceptance of the investor by the Company.

F-9

Deferred Offering and Syndication Costs

The Company complies with the requirements of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — "Expenses of Offering". Deferred offering costs consist principally of accounting and legal fees incurred in connection with an offering the Company commenced during 2023 under Regulation A Plus. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet. The deferred offering costs will be charged as offering and syndication costs on the statement of members' equity upon the completion of the offering or to expense if the offering is not completed.

Distributions Payable

Distributions payable represents dividends declared but unpaid as of the balance sheet dates.

Divestiture Payable

Divestitures payable represents amounts due to investors who have submitted valid redemption requests to withdraw their interests in the Company as of the balance sheet dates Divestitures payable are recognized as liabilities by the Company when the redemption requests has been received and accepted by the Company.

Income Taxes

The Company has elected to be taxed as a REIT pursuant to Sections 856–860 of the Internal Revenue Code. Generally, as a qualified REIT, the Company is not subject to federal income tax to the extent that it distributes its taxable income to the members and complies with certain statutory organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and state income taxes (including applicable alternative minimum taxes) based on its taxable income using the applicable corporate income tax rates. The Company may be subject to certain state and local income taxes, as well as federal income tax on any undistributed taxable income.

The Company assesses its tax positions in accordance with Accounting for Uncertainties in Income Taxes as prescribed by the Accounting Standards Codification, which provides guidance for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return for open tax years (generally a period of three years from the later of each return’s due date or the date filed) that remain subject to examination by the Company’s major tax jurisdictions.

The Company assesses its tax positions and determines whether it has any material unrecognized liabilities for uncertain tax positions. The Company records these liabilities to the extent it deems them more likely than not to be incurred. Interest and penalties related to uncertain tax positions, if any, would be classified as a component of income tax expense.

The Company believes that it does not have any significant uncertain tax positions requiring recognition or measurement in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company's business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions, including but not limited to: its ability to raise sufficient funds from investors to acquire multifamily and commercial real estate, the availability of suitable real estate properties to acquire, and changes to Regulation A Plus. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial conditions and the results of operations.

NOTE 3: INVESTMENTS IN UNCONSOLIDATED INVESTEES

As of December 31, 2025 and 2024, the Company owned noncontrolling interests in three limited liability companies which own and operate multi-family rental properties. Since the Company does not control the investee, it reflects its investments in such limited liability companies on the equity method.

F-10

The Company's investments in unconsolidated investees as of December 31, 2025 and 2024 consisted of the following:

Investment in unconsolidated investees	Manor	Jacaranda	Edge	Total
Ownership Interest	10.6752%	8.125%	16.0882%
Balance, January 1, 2024	$—	$—	$—	$—
Contributions	16,368,454	10,783,928	18,798,029	45,950,411
Distributions	(450,451)	(290,880)	(95,667)	(836,998)
Proportionate share of 2024 activity	(560,602)	(462,291)	(405,357)	(1,428,250)
Balance, December 31, 2024	15,357,401	10,030,757	18,297,005	43,685,163
Ownership Interest	11.220%	8.125%	16.542%
Contributions	940,600	—	635,600	1,576,200
Distributions	(829,651)	(614,603)	(1,024,070)	(2,468,324)
Proportionate share of 2025 activity	(220,317)	(354,255)	(680,066)	(1,254,638)
Balance, December 31, 2025	$15,248,033	$9,061,899	$17,228,469	$41,538,401

The 2025 and 2024 results of operations and financial position of the unconsolidated investees are summarized as follows:

Condensed Statement of Operations	Manor	Jacaranda	Edge	Total
YEAR ENDED DECEMBER 31, 2024
Revenue	$8,829,787	$7,093,013	$3,013,792	$18,936,592
Operating Expenses	14,108,231	12,812,401	5,542,273	32,462,905
Loss from Operations	(5,278,444)	(5,719,388)	(2,528,481)	(13,526,313)
Other Income	26,985	29,727	8,889	65,601
Net Loss	(5,251,459)	(5,689,661)	(2,519,592)	(13,460,712)
YEAR ENDED DECEMBER 31, 2025
Revenue	14,040,913	13,551,684	10,296,366	37,888,963
Operating Expenses	16,082,456	18,005,590	14,480,259	48,568,305
Loss from Operations	(2,041,543)	(4,453,906)	(4,183,893)	(10,679,342)
Other Income	77,892	93,904	72,789	244,585
Net Loss	$(1,963,651)	$(4,360,002)	$(4,111,104)	$(10,434,757)

F-11

Condensed Balance Sheet	Manor	Jacaranda	Edge	Total
AS OF DECEMBER 31, 2024
Total Assets	$145,480,300	$124,595,803	$113,765,942	$383,842,045
Total Liabilities	1,672,246	722,900	398,620	2,793,766
Members' Equity	143,808,054	123,872,903	113,367,322	381,048,279
AS OF DECEMBER 31, 2025
Total Assets	136,249,064	112,439,259	103,961,050	352,649,373
Total Liabilities	1,234,645	625,469	352,295	2,212,409
Members' Equity	$135,014,419	$111,813,790	$103,608,755	$350,436,964

NOTE 4: MEMBERS' EQUITY

The Company is offering 749,750 Class A Units at $100 per unit through a Tier II offering pursuant to Regulation A Plus under the Securities Act and it intends to sell the units directly to investors and not through registered broker-dealers who are paid commission. The minimum investment is $5,000. The maximum amount to be raised in the offering is $75 million. Class A Members’ capital contributions represent substantially all of the contributed capital of the Company. Class A Members are entitled to 80% of distributable cash from operations and receive priority distributions of distributable cash from capital transactions until their total unreturned capital contributions are reduced to zero. Class B Units were issued to the Manager at formation and were not required to make capital contributions. Class B Members participate in allocations and distributions of distributable cash as provided in the operating agreement. Generally, Class B members are entitled to 20% of distributable cash from operations and to a “Catch-Up Allocation” and residual 20% share of distributable cash from capital transactions after Class A Members have received full return of their capital contributions.

As of December 31, 2025 and 2024, 250 Class A Units had been issued to Grant Cardone for the same amount and on the same conditions as the Class A Units being offered in the Company's Regulation A Plus Offering.

The Manager evaluates available cash for potential distributions at least annually and may declare distributions at its discretion, subject to available distributable cash and applicable law. Generally, distributable cash is allocated between Class A and Class B Members as follows:

I.	Distributable cash from operations: will be allocated eighty percent (80%) to Class A Members and twenty percent (20%) to Class B Members.

II.

Distributable cash from Capital Transactions: the Manager may elect to reinvest some or all of the proceeds from Capital Transaction. In the event the Manager elects not to reinvest Capital Transactions proceeds, distributable cash will be allocated in the following priority:

a.	First, the Class A Members will be allocated 100% of distributable cash until the Class A Members’ total capital contributions are reduced to zero

b.

Second, the Class B Members will be allocated a “Catch-Up Allocation,” whereby they are allocated 100% of distributable cash until the Class B Members have been allocated 20% of all distributable cash allocated to date other than distributable cash allocated to Class A Members for return of capital contributions

c.	Finally, the remaining distributable cash will be allocated 80% to the Class A Members and 20% to the Class B Members

The Manager may reallocate any portion of distributable cash from Class B Members to the Class A Members, or vice versa, provided that cumulative distributions to Class A Members equal at least 80% of total distributable cash to date. From inception through December 31, 2025, the Manager has distributed all distributable cash to the Class A Members totaling $3,272,842. When cash flow from operations increases or an exit occurs, the Manager may adjust cash distributions to be allocated cumulatively on the 80% / 20% basis. As of December 31, 2025, this would result in a distribution of $818,211 to the Manager.

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The Company is governed by its operating agreement dated January 31, 2022, which limits the liability of its members to their total capital contributions and provides for the Company to continue in perpetuity until dissolved in accordance with the operating agreement. Class A Units are non-voting units on any matters. Class B Units are entitled to one vote per Class B Unit on all matters upon which the Members have the right to vote under the operating agreement.

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged the Manager to manage the Company under a management agreement. The Company is subject to the following fees under this agreement:

Reimbursement of Offering Expenses

The Company's Manager and its affiliates will be reimbursed for actual offering expenses incurred. Offering expenses consist of the actual legal, accounting, printing, marketing, advertising, filing fees, any transfer agent costs and other accountable offering-related expenses. For the years ended December 31, 2025 and 2024, offering costs of $16,652 and $169,258, respectively, were incurred by a related party on the Company's behalf. As of December 31, 2025 and 2024, $37,199 and $20,547 was owed to the related party, which are included as a component of accrued expenses – related parties on the accompanying balance sheets. This related party advance is unsecured, interest-free and repayable on demand.

Acquisition Fee

To compensate the Manager for sourcing, evaluating, structuring, underwriting, and negotiating the Company’s acquisitions, the Company or its underlying investment, will pay the Manager a 1% acquisition fee on each investment’s fixed asset purchase price. For the years ended December 31, 2025 and 2024, $0 and $3,929,500 of acquisition fees were paid to the Manager. As of December 31, 2025 and 2024, all acquisition fees have been paid, with a total of $3,929,500 capitalized into the basis of the acquired properties. The Company's proportional share, based on the ownership of the respective investments, totaled $448,903.

Financing Coordination Fee

The Manager is entitled to receive a financing coordination fee equal to 1.0% of the gross loan proceeds placed on any of the Company's real estate assets and funded by a third-party lender, whether in connection with an original acquisition or a subsequent refinancing transaction. The Financing Coordination Fee is intended to compensate the Manager for services rendered in applying for and securing such financing, which may include the Manager and/or its affiliates serving as guarantors of the related indebtedness. This fee will be paid at the discretion of the Manager, but no later than the liquidation of the real estate investment. As of December 31, 2025, no Financing Coordination Fees were earned or paid.

Disposition Fee

To compensate the Manager for services rendered in preparing for, negotiating, and executing the sale of real estate investments, the Company will pay the Manager, a disposition fee equal to 1% of the gross sale price of each investment. This fee will be paid at the disposition of real estate. As of December 31, 2025, no investments have been sold.

Asset Management Fee

The Company will pay the Manager, or its designated affiliate, a 1% annualized Asset Management Fee calculated based on the total Contributed Capital made to the Company by its Members. For the years ended December 31, 2025 and 2024, the Company incurred $482,189 and $211,591, respectively, in asset management fee expense, of which $693,780 and $139,714 remains payable as of December 31, 2025 and 2024, respectively. During 2025, the manager returned $71,877 of previously paid asset management fee back to the Company.

Marketing Fee

A portion of the property management fees paid by the Cardone Member LLC's to one of the property managers was remitted to a designated affiliate of the Manager for assistance with the properties' marketing program. The Company's proportional share of this fee totaled $42,940 and $13,634 for the years ended December 31, 2025 and 2024, respectively.

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Co-investments

As of December 31, 2025, the Company had co-invested with CEF 23, CEF 24, and CEF 25 across its three multifamily properties: Cardone Manor Member, LLC; Cardone Jacaranda Member, LLC; and Cardone Edge Member, LLC.

Entity	Manor		Jacaranda		Edge
	Capital Contributed	Ownership %	Capital Contributed	Ownership %	Capital Contributed	Ownership %
AS OF DECEMBER 31, 2024
The Company	$16,368,454	10.68%	$10,783,928	8.13%	$18,798,029	16.09%
CEF 23	136,963,600	89.32	—	—	—	—
CEF 24	—	—	121,939,634	91.87	—	—
CEF 25	—	—	—	—	98,045,550	83.91
Total	153,332,054	100.00	132,723,562	100.00	116,843,579	100.00
AS OF DECEMBER 31, 2025
The Company	17,309,054	11.22	10,783,928	8.13	19,433,629	16.54
CEF 23	136,963,600	88.78	—	—	—	—
CEF 24	—	—	121,939,634	91.87	—	—
CEF 25	—	—	—	—	98,045,550	83.46
Members' Equity	$154,272,654	100.00%	$132,723,562	100.00%	$117,479,179	100.00%

Advances from Related Parties

During 2024, the Company received advances from an entity related to the Manager to fund its investments in Cardone Member LLC's. These advances were unsecured, bore interest at a rate of 3.5% and were paid off in full during 2024. For the year ended December 31, 2024, the Company incurred interest of $86,633 related to these advances. As of December 31, 2025 and 2024, accrued interest amounted to $0 and $86,833, respectively, and is included as a component of accrued expenses – related parties in the accompanying balance sheets.

Advances to Related Parties

From time to time, the Company will make advances to its Cardone Member LLC's. These advances are unsecured, non-interest bearing, and due on demand. Management has not recorded an allowance for credit losses as management believes the amounts are fully collectible and are stated at net realizable value.

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NOTE 6: FINANCIAL RISKS AND UNCERTAINTIES

The Company is subject to several risks including the following:

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments, including inability to sell investments quickly or close to fair value.

Market Risk

Market risk is the potential loss that can be caused by increases or decreases in the fair value of investments resulting from market fluctuations.

Credit Risk

Credit risk represents the potential loss that would occur if counterparties fail to perform pursuant to the terms of their obligations.

NOTE 7: SUBSEQUENT EVENTS

On March 15, 2026, the Company authorized and declared a distribution to the Company's Class A Members of 5.00% on an annualized basis for the period from December 16, 2025 to March 15, 2026. The total distribution of $591,485 was paid to Class A members on April 15, 2026.

Management has evaluated the impact of all subsequent events through April 30, 2026, which is the date that these financial statements were available to be issued and has determined that there were no subsequent events requiring adjustment to or disclosure in the financial statements, other than those already disclosed in the accompanying notes.

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PART III - EXHIBITS

Item 1. Index to Exhibits

2.1*

Certificate of Formation (Incorporated by reference to Exhibit 2.1 to Cardone Non Accredited Fund, LLC Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on June 27, 2023 (File No. 024-12283))

2.2*

Amended & Restated Operating Agreement, dated December 15, 2023 (Incorporated by reference to Exhibit 2.2 to Cardone Non Accredited Fund, LLC Semi-Annual Report on Form 1-SA as filed with the Securities and Exchange Commission on December 19, 2023 (File No. 24R-00919))

2.3*

Amendment to Certificate of Formation (Incorporated by reference to Exhibit 2.2 to Cardone Non Accredited Fund, LLC Semi-Annual Report on Form 1-SA as filed with the Securities and Exchange Commission on December 19, 2023 (File No. 24R-00919))

4.1*

Subscription Agreement (Updated December 18, 2023) (Incorporated by reference to Exhibit 4.1 to Cardone Non Accredited Fund, LLC Semi-Annual Report on Form 1-SA as filed with the Securities and Exchange Commission on December 19, 2023 (File No. 24R-00919))

6.1*

Material Contracts: Transfer Agency and Service Agreement with Computershare Trust Company, N.A. and Computershare Inc. (Incorporated by reference to Exhibit 6.1 to Cardone Non Accredited Fund, LLC Regulation A Offering Statement on Form 1-A as filed with the Securities and Exchange Commission on June 27, 2023 (File No. 024-12283))

11.1	Independent Auditor’s Inclusion Letter
12.1	Opinion re: Legality

*- Filed previously and incorporated herein by reference

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, State of Florida, on August 24, 2026.

Cardone Non Accredited Fund, LLC

By:	/s/ Grant Cardone
Grant Cardone
Manager of Cardone Capital LLC (Principal Executive Officer)

By:	/s/ Ryan Tseko
Ryan Tseko
Executive Vice President of Cardone Real Estate Acquisitions LLC (Principal Financial Officer and Principal Accounting Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Cardone Non Accredited Fund, LLC

By:	/s/ Grant Cardone
Grant Cardone
Manager of Cardone Capital LLC (Principal Executive Officer)

By:	/s/ Ryan Tseko
Ryan Tseko
Executive Vice President of Cardone Real Estate Acquisitions LLC (Principal Financial Officer and Principal Accounting Officer)

111